                                                                   EXHIBIT 10.29


      "THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
 OFFERED OR SOLD IN THE US OR TO US PERSONS (AS DEFINED IN RULE 902 PROMULGATED
    UNDER THE SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REQUIREMENTS OF THE SECURITIES ACT IS
                                  AVAILABLE."


                              Dated 18th July 2000




                        WARRANTY AND INDEMNITY AGREEMENT


                   relating to the entire issued share capital
                               of QD Group Limited





                                 Mr G Quarry (1)

                              TMP Worldwide Inc (2)









                                     ORCHARD
                                 99 Bishopsgate
                                     London
                                    EC2M 3YU
                               Tel - 020 7392 0200
                               Fax - 020 7392 0201
                           email - info@orchardlaw.com
                        Ref: NMD/260600/T009.163 D4 Final

                                    CONTENTS

CLAUSE            HEADING

1.       Definitions and Interpretation

2.       Warranties and Indemnity

3.       Non-Disclosure of Information and Protective Covenants

4.       Set-off

5.       Announcements and Information

6.       General

7.       Notices

8.       Proper Law

                                    CONTENTS

SCHEDULE HEADING

1.       Particulars of the Warrantor

2.       Particulars of the Company and the Subsidiaries

3.       Warranties

4.       Deed of Indemnity

5.       Particulars of the Properties

6.       Warrantor's Protection

7.       Intellectual Property Rights



AGREED FORM DOCUMENTS:

Disclosure Letter

Offer Document

Debtors List

THIS AGREEMENT is made the 18th day of July 2000

BETWEEN:

(1) GARETH DAVID QUARRY of 46 Clapham Common Northside, London, SW4 0AA (the "WARRANTOR"); and

(2) TMP WORLDWIDE INC whose principal office is at 1633, Broadway, New York, NY 10019, USA (the "PURCHASER").


WHEREAS:

(A) QD Group Limited (the "COMPANY") is a private limited company incorporated in England on 26 October 1987 under No. 2183248. Further particulars relating to the Company are contained in Part A of Schedule 2.

(B) The Company has at the date of this Agreement an authorised share capital of (pound)100,750 divided into 500,000 ordinary shares of (pound)0.20 each and 750,000 ordinary/founder shares of (pound)0.001 each of which 246,000 ordinary shares and 605,123 original/founder shares have been issued and are fully paid or credited as fully paid.

(C) In connection with the Offers the Warrantor has agreed to warrant to the Purchaser in terms of the Warranties and indemnify the Purchaser in terms of the Deed of Indemnity on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1      In this Agreement, unless the context otherwise requires:

         "ACCOUNTING YEAR"           means the period of twelve months from 1st
                                     October in any year to 30 September;

         "ACCOUNTS"                  means the audited consolidated profit and
                                     loss accounts of the Company for the
                                     accounting year ended on the Accounts Date and the audited consolidated balance sheet of the Company as at that date together with all notes, reports and other documents annexed thereto;

         "ACCOUNTS DATE"             means 30 September 1999;

         "BUSINESS DAY"              means a day (not being a Saturday) on
                                     which clearing banks are open in the City of London for the transaction of all classes of sterling banking business;

         "COMPLETION"                shall have the meaning ascribed to such
                                     expression in the Offer Document;

         "COMPUTER SYSTEMS"          means the computer, data processing and
                                     information technology systems including all and all software, hardware, workstations, related components, dedicated power supplies, printing facilities and network cabling together with any bureau, disaster recovery, facilities management or outsourcing arrangements relating thereto used by or for the benefit of the Company;

         "CONFIDENTIAL INFORMATION"  information concerning or relating to the affairs of the Company or the Subsidiaries details of which are not in the public domain and which includes, without limitation, the Intellectual Property Rights and any other property of the Company or the Subsidiaries in the nature of intellectual property or any other know-how, trade secrets, technical processes, customer client and supplier list, price lists, reports, memoranda, details of contractual arrangements and any other matters concerning the business affairs or finances of the Company or the Subsidiaries or clients or customers of or other persons having dealings with the Company or the Subsidiaries (however stored);

         "CONNECTED PERSON"          means spouse and dependant children;

         "DEED OF INDEMNITY"         means the deed in the form set out in
                                     Schedule 4;

         "DIRECTOR"                  has the meaning assigned to it by s.741
                                     Companies Act 1985 and shall include a
                                     shadow director as defined by that section;

         "DISCLOSURE LETTER"         means the letter of even date herewith in
                                     the Agreed Form from the Warrantor to the Purchaser in relation to the Warranties together with any documents annexed thereto;

         "EXCLUDED SUBSIDIARIES"     has the meaning ascribed to such expression
                                     contained in the Offer Document;

         "GROUP" means the Company and/or the Subsidiaries and references to a "Member of the Group" or a Group Member shall be construed accordingly;

         "INTELLECTUAL PROPERTY      means all rights in or arising out of
         RIGHTS"                     patents, trade, service and other marks,
                                     registered designs (and applications for all of the same), copyrights, rights affording equivalent legal protection to copyrights and design rights, topography rights, moral rights, trade, product, brand and business names, get-ups, inventions, discoveries, improvements, designs, techniques, computer programs, trade secrets, technical and commercial know-how and confidential processes and information and any licences and agreements relating to any of the same and the full right to all intellectual property and legal protection relating to the same;

         "LEGISLATION"               includes any treaty, statute, statutory
                                     instrument, directive, regulation, bylaw, official instruction and any like legislative or other document, whether of the United Kingdom or of the other countries in the world in which members of the Group are situated, namely, Germany, Hong Kong and Singapore unless the context otherwise requires;

         "MANAGEMENT ACCOUNTS"       means the management accounts produced by
                                     the Company for the period commencing on 1
                                     October 1999 and ending on 31 May 2000;

         "OFFERS" means the offers by the Purchaser to the shareholders of the Company to purchase their ordinary shares and ordinary/founder shares, as appropriate, pursuant to the terms contained in the Offer Document;

         "OFFER DOCUMENT"            means the document, in the Agreed Form,
                                     containing the terms and conditions of the Offers including any revision thereof;

         "PROFITS"                   includes profits, gains, income, earnings,
                                     receipts, value and any other amount or
                                     element (whether real, notional or deemed) on, or in respect of or by reference to which any Tax is liable to be assessed or charged or is payable;

         "PROPERTIES"                means the properties, short particulars of
                                     which are set out in Schedule 5;

         "PURCHASER'S GROUP"         GROUP" means the Purchaser and any
                                     subsidiary and subsidiary undertaking from time to time of the Purchaser and any holding company and parent undertaking from time to time of the Purchaser and any subsidiary and subsidiary undertaking from time to time of any such holding company or parent undertaking;

         "PURCHASER'S SOLICITORS"    means Orchard of 99 Bishopsgate, London
                                     EC2M 3YU;

         "REORGANISATION AND         means the demerger of the Excluded
         RECONSTRUCTION OF SHARE     Subsidiaries from the Group as steps
                                     relating to which are substantially in
                                     accordance with the steps set out in

         CAPITAL"                    the Disclosure Letter;

         "SHARES" means the entire issued share capital of the company comprising 246,000 ordinary shares of (pound)0.20 each and 605,123 ordinary/founder shares of 0.1p each;

         "SEC" means the Securities and Exchange Commission in the United States of America;

         "SECURITIES ACT"            means the US Securities Act of 1933;

         "THE STOCK EXCHANGE"        means the London Stock Exchange Plc;

         "SUBSIDIARIES"              means the companies the names and
                                     particulars of which are contained in Part
                                     B of Schedule 2; and which are subsidiaries or subsidiary undertakings of the Company and "Subsidiary" shall be construed accordingly;

         "SUBSIDIARY", "HOLDING      have the meanings respectively assigned to
         COMPANY", "SUBSIDIARY       them by ss.736 and 258 Companies Act 1985;
         UNDERTAKINGS" AND "PARENT
         UNDERTAKINGS"


         "TAX" means without limitation all forms of taxation and statutory, governmental, state, provincial, local governmental and/or municipal impositions, duties, contributions and levies in each case whether of the United Kingdom or elsewhere whenever imposed and all penalties, charges, costs and interest relating thereto, including (but without limitation) income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax (including ACT and amounts assessed under the provisions of Section 419 of the ICTA), capital gains tax, estate duty, inheritance tax, capital transfer tax, VAT, landfill tax, excise duties, customs duties and other import duties, capital duty, stamp duty reserve tax, development land tax, national insurance contributions, insurance premium tax, local rates and taxes, the council tax, the National Non-Domestic Rate and all taxes (other than stamp duty payable by the Purchaser) on gross or net income profits or gains, receipts, sales, use, occupation, franchise, value added personal property, and any other tax, duty, charge, impost, withholding contribution or levy of any nature whatsoever for the time being charged, assessed, levied or payable and any penalty charge, fine or interest payable in connection with any such taxation other than in connection with stamp duty payable by the Purchaser;

         "TAX AUTHORITY"             means any body whatsoever whether of the
                                     United Kingdom or other state (including the European Union) which is empowered to collect, assess or administer any Tax;

         "TAX LEGISLATION"           means any legislation providing for or
                                     imposing any Tax;

         "WARRANTOR" and "PURCHASER" shall include their respective personal representatives, executors, successors and permitted assigns;

         "WARRANTIES"                means the representations and warranties
                                     contained in Clause 2 and Schedule 3.


1.2      THE FOLLOWING ABBREVIATIONS ARE USED IN THIS AGREEMENT:

         Abbreviation                Term
         ------------                ----
         ACT                         Advance Corporation Tax
         Companies Acts              Companies Act 1985
                                     Companies Consolidation (Consequential Provisions) Act 1985
                                     Part V of the Criminal Justice Act 1993
                                     Companies Act 1989
         CAA                         Capital Allowances Act 1990
         FA                          Finance Act
         FTA                         Fair Trading Act 1973
         ICTA                        Income and Corporation Taxes Act 1988
         IHTA                        Inheritance Tax Act 1984
         TCGA                        Taxation of Chargeable Gains Act 1992
         TMA                         Taxes Management Act 1970
         VATA                        Value Added Tax Act 1994
         VAT                         Value Added Tax
         VAT Regs                    the Value Added Tax Regulations 1995 (SI 1995/2518).

1.3 References in this Agreement to any Legislation shall be construed as references to such legislation as replaced, re-enacted, extended or amended from time to time (whether before or after the date hereof) and any past Legislation which it replaced, re-enacted, extended or amended except to the extent that any such re-enactment, extension or amendment increases the Warrantor's liability hereunder.

1.4 Any reference to any act, transaction, omission or event in consequence of which liability or increased liability to Tax may be incurred or any refusal or restriction of any deduction, set-off, loss or other relief may be suffered includes a reference to anything which under the provisions of any relevant Tax Legislation is deemed to be or treated or regarded as being any such act, transaction, omission or event as aforesaid.

1.5 The Schedules form an integral part of this Agreement and references to "this Agreement" shall be construed accordingly.

1.6 References to Recitals, Clauses and Schedules are, unless otherwise stated, references to recitals to, clauses of and schedules to this Agreement.

1.7 A document expressed to be "in the Agreed Form" shall be to documents the terms and conditions of which have been approved by each of the parties and initialled by or on behalf of them.

1.8      Words in the singular include the plural and vice versa.

1.9 Words importing the masculine gender include the feminine and neuter and vice versa.

1.10 References to persons include bodies corporate, unincorporated associations, partnerships or an authority.

1.11 Headings and the use of bold type in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

2        WARRANTIES AND INDEMNITY

2.1 The Warrantor warrants to the Purchaser that at the date of this Agreement each of the statements set out in Schedule 3 is true and accurate in all respects and not misleading PROVIDED THAT no liability under and no rights and obligations in respect of the Warrantor shall arise unless and until the Offers are declared unconditional in all respects under the terms of the Offers.

2.2 The Warrantor shall not (in the event of any claim being made against him in connection with the Warranties or under the Deed of Indemnity) make any claim against the Company or the Subsidiaries or against any director, officer or employee of the Company or the Subsidiaries on whom they have or may have relied before agreeing to any term of this Agreement or of the Deed of Indemnity or authorising any statement in the Disclosure Letter.

2.3 Each of the Warranties shall be construed as a separate and independent warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

2.4 The Warrantor shall immediately disclose prior to Completion and disclose as soon as reasonably practicable after Completion to the Purchaser any matter or thing which may arise or become known to him after the date of this Agreement which is inconsistent with any of the Warranties or which might render any of them misleading.

2.5 The Warrantor hereby agrees to indemnify the Purchaser in terms of the Deed of Indemnity PROVIDED THAT no liability under and no rights and obligations in respect of the Deed of Indemnity shall arise unless and until the Offers are declared unconditional in all respects under the terms of the Offers.

2.6 The Warrantor hereby agrees to pay the Purchaser an amount equal to the difference between the amount of debtors and accounts receivable as set out in a list of debtors and accounts receivable as at 30 June 2000, in the Agreed Form (the "Debtors List") (less (pound)165,000) that the Company has not received by 31 December 2000 provided that:

         2.6.1 the Purchaser shall after Completion use all reasonable endeavours to procure the recovery by the Company of such debts and shall not take any action which is or may be prejudicial to the recovery by the Company of such debts provided that the Purchaser shall not be obliged to take any action nor procure the taking of any action which it considers to be onerous or prejudicial to the Purchaser or the Company and further provided that if the Purchaser fails to take any action due to these reasons the Purchaser shall not be entitled to recover from the Warrantor any such sum which the Purchaser did not pursue from such third party debtor; and

         2.6.2 in the event that the Warrantor is liable to pay the Purchaser under this Clause 2.6, the rights of the Company in respect of amounts paid by the Warrantor under this Clause 2.6 shall be subrogated to the Warrantor, provided that the Warrantor will not take any action which is onerous or prejudicial to the Company or the Purchaser and further provided that if the Warrantor is prevented from taking action due to these reasons then the Purchaser shall repay any such relevant amounts paid by the Warrantor to the Purchaser under this Clause 2.6 and the rights of the Company in respect of such amounts shall be transferred back to the Purchaser.

2.7 The Purchaser shall be entitled to claim that any of the Warranties is or was untrue or misleading or had or had been breached even if the Purchaser could have discovered on or before Completion that the Warranty in question was untrue or misleading or had been breached and Completion shall not in any way constitute a waiver of any of the Purchaser's rights.

2.8 If the Warrantor is required by law to make any deduction or withholding from any payment under this Clause 2, they shall do so and the sum due in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Company or, as the case may be, the Purchaser receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no deduction or withholding been required to be made PROVIDED THAT:

         2.8.1    the obligation to increase any payment pursuant to this Clause
                  2.8 shall not apply where the deduction or withholding from any payment would not have arisen had the Purchaser been resident in the United Kingdom and received such a payment in the United Kingdom;

         2.8.2 shall not apply where the obligation is to deduct or withhold in respect ot tax which is a primary liability of the Purchaser; and

         2.8.3 in the event that withholding or deduction does arise and in consequence an increased payment is made under this Clause 2.8 and the Purchaser receives a credit or relief or remission for, or repayment of, any tax paid or payable by it in respect or calculated with reference to the deduction or withholding giving rise to the increased payment the Purchaser shall (to the extent that it can do so without prejudice to the retention of such relief, credit, remission or repayment) pay to the Warrantor an amount equal to any benefit derived from such relief, credit, remission or repayment attributable to such deduction or withholding.

2.9 Schedule 6 shall have effect in respect of the matters to which this Clause 2 applies to limit the liability of the Warrantor in respect of the Warranties and, where applicable, the Deed of Indemnity except in the case of fraud, wilful concealment and/or wilful non-disclosure on the part of the Warrantor.

3        NON-DISCLOSURE OF INFORMATION AND PROTECTIVE COVENANTS

3.1 The Warrantor shall not and shall procure that no Connected Person of the Warrantor shall:

         3.1.1 disclose any Confidential Information of the Company to any person or enable any person to become aware of any Confidential Information relating to the Company; or

         3.1.2 make use of any Confidential Information relating to the Company except as required by law or by any governmental or revenue authority or to his professional advisers or in order to give effect to this Agreement unless and until such confidential information comes into the public domain otherwise than as a result of a breach of this undertaking.

3.2 The Warrantor shall not and shall, so far as is reasonably practicable, procure that no Connected Person of the Warrantor shall:

         3.2.1 disclose any non-public Confidential Information concerning the Purchaser or the Purchaser's Group to any person or enable any person to become aware of any non-public information relating to the Purchaser or the Purchaser's Group except as expressly provided by this Agreement; or

         3.2.2 make use of any non-public Confidential Information relating to the Purchaser's Group, including, without limitation, purchasing or selling the Common Stock of the Purchaser when prohibited from doing so under US Federal Securities Law.

3.3 For the purpose of assuring to the Purchaser the full benefit of the goodwill of the business of the Company, the Warrantor hereby undertakes to and covenant with the Purchaser that he will not:

         3.3.1 for a period of 2 years from the date of termination of the Warrantor's employment with the Purchaser's Group for whatever reason (the "Relevant Date") carry on or be engaged or concerned or interested in:

                  (a) the United Kingdom, in the business of advertised and database selection in the sectors of legal (private practice and in house, both permanent and temporary), marketing (permanent and temporary), technology (permanent) and finance (permanent) or the business of executive search in the sectors of in house legal, marketing, finance or technology or the business of outplacement and career counselling;

                  (b) Hong Kong, in the business of advertised and database selection in the sectors of legal (private practice and in house) and technology or the business of executive search in the technology sector; and

                  (c) each of Singapore, Ontario and Germany in the business of advertised and database selection in the legal sector (private practice and in house)

                  (together the "Restricted Business"); or

         3.3.2 for a period of 2 years from the Relevant Date approach, act for, canvass, solicit for or accept orders from, or deal with, or entice away from the Company in respect of services similar to the Restricted Business any person who or which has at any time within the period of 12 months prior to the Relevant Date been a customer of the Company or any prospective client to whom the Warrantor had made a formal presentation at any time during the 12 months preceding the Relevant Date and during such period he shall not use his knowledge of or influence over any such customer to or the benefit of any other person carrying on business in competition with the Restricted Business or otherwise use his knowledge of or influence over any such customer to the detriment of the Company or any other member of the Group; or

         3.3.3 for a period of 2 years from the Relevant Date induce or attempt to induce any supplier of the Company at the Relevant Date (or at any time within the 12 months prior to the Relevant Date) to cease to supply, or to restrict or vary the terms of supply, to the Company provided that the Warrantor shall not be in breach of this provision by virtue of his majority interest in and holding of office as a director of the Excluded Subsidiaries if, in the ordinary course of business of an Excluded Subsidiary, the terms of supply to the Excluded Subsidiary are varied in such a way as to affect the terms of supply to the Company or its Subsidiaries; or

         3.3.4 for a period of 2 years from the Relevant Date solicit the services of or entice away any person who at the Relevant Date or at any time during the period of 12 months prior to the Relevant Date is or has been in the employment of the Company with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on business in competition with the Restricted Business; or

         3.3.5 at any time after Completion use as all or part of his or its name or as a trade or service mark or part thereof or as the get-up for trading in goods or services, the words "Quarry Dougall" or "QD" or any colourable imitation thereof (in each case whether or not such words are separated by other words) save that, subject to complying with the other provisions of this Clause 3.3, this Clause 3.3.5 shall not prevent the Warrantor from using his own name in respect of a business which is not a Restricted Business; or

         3.3.6 at any time after Completion do or say anything which is likely or intended to damage the goodwill or reputation of the Company or which may lead any person to cease to do business with the Company or substantially equivalent terms to those previously offered or lead any person not to engage in business with the Company.

3.4 The restrictions set out in Clause 3.3 shall apply whether the relevant activities are carried on directly or indirectly by the Warrantor or whether the Warrantor is interested or concerned either solely or jointly with or as employee, secondee, manager, adviser, consultant, partner or agent for any other person or as a shareholder or director of a company (but disregarding for this purpose any interest of a person in securities which are listed on The Stock Exchange or traded on the Alternative Investment Market of The Stock Exchange where such interest is in securities which, in all circumstances, carry 3% or less of the voting rights (if any) attaching to the issued securities of that class).

3.5 The restrictions set out in Clause 3.3 are considered by the parties to be no more extensive than is reasonable to protect the Purchaser as the purchaser of the Shares in the Company. Each of such restrictions shall be enforceable by the Purchaser independently of each of the others and its enforceability shall not be affected by any invalidity of any of the others. If any such restriction shall be found to be void which would be valid if some part thereof were deleted or the period or area of application thereof were reduced, such restriction shall apply with such modifications as may be necessary to make it valid or effective. The Purchaser may by notice to the Warrantor at any time reduce in whole or in part the scope of such restrictions to such extent as the Purchaser shall in its absolute discretion determine and thereupon such restrictions shall apply as modified by such notice.

4        SET-OFF

         In addition to any rights of set-off or similar rights in law, if any sum or sums become due or owing after Completion by or to the Warrantor to or from the Purchaser under this Agreement such sum or sums may be set off against any sum or sums becoming due or owing by or to the Purchaser to or from the Warrantor (as the case may be) by way of consideration or otherwise under the terms of this Agreement provided that no right of set off under this Clause 4 shall arise until the due date for payment of such sum or sums has passed and the relevant party is thereby in default and for the purposes of any sums payable in respect of a Claim under the Warranties or Deed of Indemnity, the due date for payment shall be as set out in any judgment or order of the Court or settlement agreement in respect of a Claim or 14 days after such full admission of liability by the Warrantor.

5        ANNOUNCEMENTS AND INFORMATION

         Except as required by law, the SEC or the Nasdaq National Market of America by the terms of this Agreement, or as disclosed in the Offer Document, the Warrantor shall not disclose the terms of this Agreement and all announcements and circulars by or on behalf of the Warrantor relating to the Offers shall be in terms to be agreed between the parties save that the Warrantor shall not require the Purchaser's agreement for any announcements to third parties including presentations and internal memoranda relating to the terms of the Offer or which repeat the terms of any press announcement made by the Purchaser or any internal memoranda produced by the Purchaser.

6        GENERAL

6.1 All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already fully performed.

6.2 This Agreement is personal to the Warrantor who may not assign it or any rights herein, or delegate or sub-contract the performance of any of its obligations hereunder, except as provided herein or with the Purchaser's prior written consent. The Purchaser may assign the benefit of all or any part of this Agreement to any member of the Purchaser's Group or to any successor in title to the Shares and any such company or other person may enforce such benefit as if it had been named in this Agreement as the Purchaser.

6.3 This Agreement shall not be varied except in writing signed by the parties or their respective duly authorised officers.

6.4 No delay, indulgence, neglect or forbearance on the part of any party in enforcing against any other party any obligation under this Agreement shall operate as a waiver or in any way prejudice any right of the first-mentioned party under this Agreement. No waiver or release of any breach of any provision of this Agreement shall take effect unless in writing and such waiver or release shall not be deemed to authorise any prior or subsequent breach of the same or any other provision. Save where the context otherwise requires, no single or partial exercise by any party of any right, power or remedy hereunder shall preclude any prior or subsequent exercise of the same or any other right, power or remedy.

6.5 Notwithstanding that any one or more provisions of this Agreement may prove to be illegal or unenforceable, the remaining provisions hereof shall continue in full force and effect .

6.6 This Agreement and the other documents referred to herein constitute the entire agreement between the parties relating to the transactions contemplated by this Agreement and supersede and extinguish all previous agreements, arrangements and undertakings between the parties in respect of the subject matter hereof. Each of the parties acknowledges that in entering into this Agreement it has not relied on any representation, warranty or undertaking save as set out in this Agreement and the other documents referred to herein. This acknowledgement shall not apply to any misrepresentations and/or breaches of Warranty which constitute fraud or wilful non disclosure or concealment.

6.7 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution by a party of one or more counterparts shall constitute execution by that party of this Agreement for all purposes.

6.8 The Purchaser shall bear its own and (subject to law) the Company shall bear those of the Warrantor's costs, charges and expenses of and incidental to the entering into and carrying into effect of this Agreement and the documents referred to herein except as otherwise expressly provided in this Agreement.

7        NOTICES

7.1 Any notice or other document to be served under this Agreement shall be in writing and shall be delivered by hand, facsimile transmission or prepaid registered or recorded delivery post addressed to the other party at the respective address herein contained or such other address in the United Kingdom as may previously have been notified by such party in respect of itself in accordance with this Clause 7.

7.2 Any notice given pursuant to Clause 7.1 shall be deemed to have been served:

         7.2.1 if delivered by hand, on the first Business Day following delivery;

         7.2.2 if sent by facsimile transmission, on the first Business Day following transmission;

         7.2.3 if sent by prepaid registered or recorded delivery post, on the third Business Day after posting if the address of the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting.

7.3 In proving service it shall be sufficient proof, in the case of a notice sent by prepaid registered or recorded delivery post, that the envelope containing the same was properly stamped, addressed and placed in the post and, in the case of facsimile transmission, that it was properly addressed and successfully transmitted.

7.4 The Purchaser appoints the Purchaser's Solicitors as its process agent to receive on its behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon the Purchaser whether or not it is forwarded to and received by the Purchaser. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Purchaser irrevocably agrees to appoint a substitute process agent with an address in England and to deliver to the Warrantor a copy of the substitute process agents' acceptance of that appointment within 10 business days. In the event that the Purchaser fails to appoint a substitute process agent, it shall be effective service for the Warrantor to serve the process upon the last known address in England of the last known process agent for the Purchaser notified to the Warrantor, notwithstanding that such process agent is no longer found at such address or has ceased to act.

8        PROPER LAW

8.1 This Agreement shall be governed by and interpreted in accordance with the laws of England.

8.2 The parties hereby submit to the jurisdiction of the High Court of Justice in London.

IN WITNESS whereof the parties or their duly authorised representatives have executed this Agreement as a Deed the day and year first above written.

                                   SCHEDULE 1

                          PARTICULARS OF THE WARRANTOR


              (1)                              (2)                                 (3)
             NAME                            ADDRESS                        NO. OF SHARES HELD
----------------------------     ------------------------------   ------------------------------------
GARETH DAVID                     46 Clapham Common                562,500 ordinary/ founder
QUARRY                           Northside,London SW4             shares
                                 0AA                              Options over 25,000 ordinary
                                                                  shares
----------------------------     ------------------------------   ------------------------------------

                                   SCHEDULE 2

                 PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES



                                     PART A

                             DETAILS OF THE COMPANY


          Name:                      QD Group Limited

          Registered Number:         2183248

          Date of Incorporation:     26 October 1987

          Country of Incorporation:  England and Wales

          Registered Office:         37-41 Bedford Row, London, WC1R 4JH

          Authorised share capital:  (i)      (pound)100,000

                                     (ii)     (pound)750

                   Description:      (i)      500,000 Ordinary Shares of (pound)0.20 each

                                     (ii)     750,000 Ordinary/ Founder Shares of
                                              (pound)0.001 each

          Issued share capital:      (i)      (pound)49,200

                                     (ii)     (pound)605.12

                   Description:      (i)      246,000 Ordinary Shares of (pound)0.20 each

                                     (ii)     605,123 Ordinary/Founder Shares of
                                              (pound)0.001 each



          Registered Shareholders:                                20p ordinary     0.1p ordinary/
                                                                                   founder
                                     G D Quarry
                                                                                   562,500
                                     E R Roberts                  12,000

                                     P L J Swaffer                12,000

                                     J Y Whitehouse               9,000

                                     A M Austin                   22,000

                                     A D Taylor                   2,100



                                     W D N Vaughan                1,000

                                     J M More                     2,000

                                     J L Swindall                 2,000

                                     P G Perry                                     10,000

                                     N J Hawkins                  40

                                     C M Quarry & B A H Quarry    4,000            7,000

                                     V M Whitehouse               4,000            11,000

                                     A P Quarry                   1

                                     A G Fox                      1

                                     J A Mesrie                   2,000

                                     S M Rodney                   7,800            1,403

                                     J B Manley                   6,500            3,000

                                     M E Quarry                   3,099            3,000

                                     B A Fox                      6,999            1,025

                                     L D Cattermole               2,000            4,000

                                     W R J Cock                   2,500

                                     A L Skinner                  5,000

                                     A Taylor                     2,000

                                     ESOT                         127,552

                                     J D Marsden                  1,000            2,195

                                     G R Abrahams                 3,000

                                     T P Skipper                  2,000

                                     A Baker                      220

                                     S J Hoar                     250

                                     J P Harris                   1

                                     S F Harris                   2,999



                                     C P Cayley                   250

                                     D E Grain                    50

                                     J E Pett                     200

                                     J I Flowers                  50

                                     M Lacey                      88

                                     S Weight                     50

                                     T Marshall                   200

                                     E Still                      50

                                     Total
                                                                  246,000          605,123

     Directors - full names and      Richard Phillips of Wychwood, 86 Kimpton
     usual residential address:      Road, Blackmore End, Wheathamstead,
                                     Hertfordshire, AL4 8LX

                                     Gareth Quarry of 46 Clapham Common
                                     Northside, London, SW4 0AA

     Secretary - full name and usual Adrian Quarry of 40 Birkdale Road, Bedford,
     residential address:            Bedfordshire, MK41 8AX

     Auditors:                       Arthur Andersen of 20 Old Bailey, London,
                                     EC4M 7AN

     Bankers:                        Lloyds TSB Bank plc

     Outstanding Charges:            None

                                     PART B

                           DETAILS OF THE SUBSIDIARIES

                       QUARRY DOUGALL RECRUITMENT LIMITED

     Name:                                    Quarry Dougall Recruitment Limited

     Registered Number:                       2212489

     Date of Incorporation:                   21 January 1988

     Country of Incorporation:                England and Wales

     Registered Office:                       37-41 Bedford Row, London, WC1R 4JH

     Authorised share capital:                (pound)1,000

              Description:                    1,000 Ordinary Shares of(pound)1 each

     Issued share capital:                    (pound)2

              Description:                    2 Ordinary Shares of(pound)1 each

     Registered shareholders:                 QD Group Limited                    1

                                              QD Group Limited & GD Quarry        1

     Directors - full names and               William Cock of 17A Spencer Walk,
     usual residential address:               Putney, London, SW15 1PL June
                                              Mesrie of 55 Rosebury Road,
                                              Muswell Hill, London N10 2LE

                                              Gareth Quarry of 56 Clapham Common
                                              Northside, London, SW4 0AA

     Secretary - full name and usual          Adrian Quarry of 40 Birkdale Road,
     residential address:                     Bedford, Bedfordshire, MK41 8AX

     Auditors:                                Arthur Andersen of 20 Old Bailey,
                                              London, EC4M 7AN

     Bankers:                                 Lloyds TSB Bank plc

     Outstanding Charges:                     None

                           QD CONSULTING GROUP LIMITED

     Name:                                    QD Consulting Group Limited

     Registered Number:                       2212597

     Date of Incorporation:                   25 February 1988

     Country of Incorporation:                England and Wales

     Registered Office:                       37-41 Bedford Row, London, WC1R 4JH

     Authorised share capital:                (pound)1,000

              Description:                    1,000 Ordinary Shares of(pound)1 each

     Issued share capital:                    (pound)2

              Description:                    2 Ordinary Shares of (pound)1 each

     Registered shareholders:                 GD Quarry and QD Group Limited      1

                                              QD Group Limited                    1

     Directors - full names and usual         Charles Glass of 19 Park Avenue,
     residential address:                     Orpington, Kent, BR6 9EQ

                                              Jeremy Harris of Acorn Cottage,
                                              Goudhurst Road, Horsmonden,
                                              Tonbridge, Kent, TN12 8AE

                                              Gareth Quarry of 46 Clapham Common
                                              Northside, London, SW4 0AA

                                              Jonathan Robin of 23 The Grove,
                                              Radlett, Hertfordshire, WD7 7NF

                                              Timothy Skipper of 30 Stanbridge
                                              Road, London, SW15 1DX

                                              Jill Whitehouse of 46 Clapham
                                              Common Northside, London, SW4 0AA

     Secretary - full name and usual          Adrian Quarry of 40 Birkdale Road,
     residential address:                     Bedford, Bedfordshire, MK41 8AX

     Auditors:                                Arthur Andersen of 20 Old Bailey,
                                              London, EC4M 7AN

     Bankers:                                 Lloyds TSB Bank plc

     Outstanding Charges:                     None

                                 QD ASIA LIMITED

     Name:                                    QD Asia Limited

     Registered Number:                       626008

     Date of Incorporation:

     Country of Incorporation:                Hong Kong

     Registered Office:                       3D World Trust Tower, 50 Stanley
                                              Street, Central, Hong Kong

     Authorised share capital:                HK$1,000

              Description:                    Ordinary shares of HK$10 each

              Number of Shares:               100

     Issued share capital:                    HK$1,000

              Description:                    Ordinary Shares of HK$10 each

              Number of Shares:               100

     Registered shareholders:                 QD Group Limited  - 99
                                              Gareth Quarry     - 1

     Registered Office:                       Andrew Skinner of 3A No 6 Tung
                                              Shen Terrace, Stubbs Road, Hong
                                              Kong

                                              Jeremy Paul Harris of Acorn
                                              Cottage, Gondhurst Road,
                                              Horsmonden, Kent TN12 8AE

                                              Gareth David Quarry of 46 Clapham
                                              Common Northside, London, SW4 0AA

                                              Jill Whitehouse of 46 Clapham
                                              Common Northside, London, SW4 0AA

     Secretary - full name and usual          Andrew Skinner of 3A No 6 Tung
     residential address:                     Shen Terrace, Stubbs Road, Hong
                                              Kong

     Auditors:                                Arthur Andersen of 21st Floor,
                                              Edinburgh Tower, The Landmark, 15
                                              Queen's Road Central, Hong Kong

     Bankers:                                 HSBC

     Outstanding Charges:                     None

                               QD CONSULTING GmbH

     Name:                                    QD Consulting GmbH

     Registered Number:                       HRB 46191

     Date of Incorporation:                   27 November 1998

     Country of Incorporation:                Germany

     Registered Seat:                         Frankfurt am Main

     Authorised share capital:                DM 50,000

              Description:                    Registered Stated Capital

              Number of Shares:               one

     Shareholders:                            QD Group Limited

     Directors - full names and usual         Nick Shilton
     residential address:                     8 Arnold Mansions, Queens Club
                                              Gardens, London W14  9RD

                                              Gareth Quarry of 46 Clapham Common
                                              Northside, London, SW4 0AA

                                              Jeremy Harris of Acorn Cottage,
                                              Goudhurst Road, Horsmonden,
                                              Tonbridge, Kent, TN12 8AE

     Bankers:                                 Deutsche Bank

     Outstanding Charges:                     None

                              QD TECHNOLOGY LIMITED

     Name:                                    QD Technology Limited

     Registered Number:                       3407638

     Date of Incorporation:                   23 July 1997

     Country of Incorporation:                England and Wales

     Registered Office:                       Third Floor, 37-41 Bedford Row,
                                              London, WC1R 4JH

     Authorised share capital:                (pound)1,000

              Description:                    10,000 Ordinary Shares of(pound)0.10
                                              each

     Issued share capital:                    (pound)1,000

              Description:                    10,000 Ordinary shares of (pound)0.10
                                              each

     Registered shareholders:                 QD Group Limited           9,000

                                              Sally Young                1,000

     Directors - full names and usual         Jeremy Harris of Acorn Cottage,
     residential address:                     Goudhurst Road, Horsmonden,
                                              Tonbridge, Kent TN12 8AE

                                              Gareth Quarry of 46 Clapham Common
                                              Northside, London, SW4 0AA

                                              Jill Whitehouse of 46 Clapham
                                              Common Northside, London, SW4 0AA

                                              Paul Young of 37 Muster Green,
                                              Haywards Heath, West Sussex, RH16
                                              4AL

     Secretary - full name and usual          Adrian Quarry of 40 Birkdale Road,
     residential address:                     Bedford, Bedfordshire, MK41 8AX

     Auditors:                                Arthur Andersen of 20 Old Bailey,
                                              London, EC4M 7AN

     Bankers:                                 Lloyds TSB Bank plc

     Outstanding Charges:                     Debenture dated 9 November 1998
                                              and registered 11 November 1998 in
                                              favour of QD Group Limited

                    QUARRY DOUGALL RECRUITMENT NORTH LIMITED

     Name:                                    Quarry Dougall Recruitment North
                                              Limited

     Registered Number:                       2321926

     Date of Incorporation:                   25 November 1988

     Country of Incorporation:                England and Wales

     Registered Office:                       37-41 Bedford Row, London, WC1R 4JH

     Authorised share capital:                (pound)1,000

              Description:                    1,000 Ordinary Shares of(pound)1 each

     Issued share capital:                    (pound)1,000

              Description:                    1,000 Ordinary Shares of(pound)1 each

     Registered shareholders:                 QD Group Limited                    1

                                              GD Quarry and QD Group Limited      1

                                              Quarry Dougall Recruitment Limited
                                              998

     Directors - full names and usual         Gareth Quarry of 46 Clapham Common
     residential address:                     Northside, London, SW4 0AA

                                              Graham Manley of 19 Oaklands
                                              Drive, Adel, Leeds, LS1 8NZ

     Secretary - full name and usual          Adrian Quarry of 40 Birkdale Road,
     residential address:                     Bedford, Bedfordshire, MK41 8AX

     Auditors:                                Arthur Andersen of 20 Old Bailey,
                                              London,  EC4M 7AN

     Bankers:                                 Lloyds TSB Bank plc

     Outstanding Charges:                     None

                                   SCHEDULE 3

                                   WARRANTIES

1        INTERPRETATION

1.1 In addition to Clause 1 of this Agreement, the following shall apply in relation to the interpretation of this Schedule:

         1.1.1 Where any of the statements made in this Schedule are given to "best of the Warrantor's knowledge, information and belief" or "so far as the Warrantor is aware" or qualified by a similar expression or the Warrantor has given a Warranty that he has "no reason to believe" that any particular circumstance will obtain or has obtained, the Warrantor undertakes to the Purchaser that they have made all due and careful enquiries in relation to the subject matter of such Warranty for the purposes of this Agreement; and

         1.1.2 References in this Schedule to analogous legislation, body or systems shall mean such legislation body or systems operating or in existence in the United Kingdom, Germany, Hong Kong and Singapore.

2        THE COMPANY

MEMORANDUM AND ARTICLES OF ASSOCIATION, STATUTORY BOOKS AND RETURNS

2.1 The copies of the Memorandum and Articles of Association of the Company which have been given to the Purchaser's Solicitors are accurate and complete in all respects.

2.2 The Register of Members and other statutory books and registers of the Company have been properly kept in all material respects and contain a true accurate and complete record of all the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received.

2.3 All returns and particulars, resolutions (including elective resolutions) and other documents required to be filed with or delivered to the Registrar of Companies pursuant to the Companies Acts have been properly and correctly made up and duly filed or delivered by or on behalf of the Company and compliance has been and is being made by the Company with the Companies Acts.

2.4 The Company is validly existing, and carries on its business in accordance with its Memorandum and Articles of Association.

THE SHARES AND SHARE CAPITAL

2.5 The Shares constitute the entire issued share capital of the Company.

2.6 So far as the Warrantor is aware, no person has any right to call for the transfer or issue to him of any shares, debentures or other securities in the Company (including the Shares).

2.7 There are no options or other agreements under which the Company may be required to issue any shares or which may affect the Shares and there are no negotiations which may lead to such an agreement and no claim has been made by any person to be entitled to any of the foregoing.

2.8 The Company has not at any time repaid, redeemed, purchased, cancelled or reduced its issued share capital or any class thereof or agreed to do so.

2.9 Neither the Warrantor nor Connected Person with the Warrantor has any interest directly or indirectly in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company.

2.10 There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Warrantor in respect of the Warrantor's Shares or the Warrantor's entitlement to dispose of the Warrantor's Shares and there are no facts known to the Warrantor which might give rise to any such proceedings or any such dispute.

2.11 None of the Company's assets have been subject to a transaction at an undervalue within the meaning of Part IX or Part VI Insolvency Act 1986.

2.12 The Company has not exercised nor purported to exercise or claim any lien over the Shares and no call on the Shares is outstanding and all the Shares are fully paid up.

2.13 The Company has not at any time given any financial assistance in connection with the purchase of shares as would fall within the provisions of ss.151 to 157 of the Companies Act 1985.

SUBSIDIARIES, SUBSIDIARY UNDERTAKINGS, ASSOCIATIONS AND BRANCHES

The Company:

2.14 is not the holder or beneficial owner of nor has it agreed to acquire any class of any shares or other securities of any other body corporate (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries;

2.15     has not been the subsidiary of any other company; and

2.16 has not had and does not now have any branch or permanent establishment outside the United Kingdom.

NAME

2.17 The Company does not use on its letterheads or books (or otherwise carry on its business under) any name other than its full corporate name.

NO VIOLATION

2.18 The execution, delivery and performance by the Warrantor of this Agreement and of the Deed of Indemnity and any other documents in the Agreed Form do not and will not:

         2.18.1 conflict with, result in breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any lien upon any assets or properties, result in the acquisition of any option or in any manner release any party thereto from any obligation under, any mortgage, note, bond, contract, agreement, lease, licence or other instrument or obligation of any kind or nature by which the Company, or any of its properties or assets, may be bound or affected; or

         2.18.2 conflict with, violate or result in any loss of benefit under, any order, judgement, writ or injunction.

3        ACCOUNTS AND FINANCIAL POSITION

GENERAL

3.1      The Accounts (copies of which have been delivered to the Purchaser):

         3.1.1 have been prepared under the historical cost convention and in accordance with generally accepted accounting principles and practices in the United Kingdom including all Statements of Standard Accounting Practice, Financial Reporting Standards and all other technical releases applicable at the time they were audited and commonly adopted by companies carrying on businesses similar to those carried on by the respective members of the Group;

         3.1.2 show a true and fair view of the affairs, assets and liabilities of the Company as at the Accounts Date and of its results for the accounting reference period ended on that date;

         3.1.3 comply with the requirements of the Companies Acts and all other statutes;

         3.1.4 are prepared on consistent bases and policies of accounting which are the same as those adopted in preparing the corresponding accounts for all accounting periods ending in the previous three years ("Previous Accounts") and, since the Accounts Date, have continued to be adopted by the Company without alteration;

         3.1.5 save as the Accounts expressly disclose, are not affected by any unusual or non-recurring items.

PROVISION FOR LIABILITIES ETC. IN ACCOUNTS

3.2 The Accounts disclose all the assets and either make proper provision or, as appropriate, reserve for, or as appropriate disclose, all accruals and liabilities (including actual, unqualified, contingent and disputed liabilities) and all capital commitments (including actual and contingent capital commitments) of the Company as at the Accounts Date, and indicate clearly which of those liabilities are not usually provided for or reserved, and make proper provision or reserve for all bad and doubtful debts.

VALUATION OF WORK IN PROGRESS

3.3 In the Accounts the work in progress is calculated in accordance with SSAP9, and the value attributed to the work in progress does not exceed the lower of cost or net realisable value at the Accounts Date. In the Accounts work in progress includes all costs incurred at the Accounts Date in respect of sales invoiced after the Accounts Date less any provision for irrecoverable amounts.

RATE OF DEPRECIATION

3.4 The rate of depreciation adopted in the Accounts is sufficient for the value of each of the fixed assets of the Company to be written down to nil by the end of its useful working life and the rate of depreciation is calculated in accordance with SSAP12.

PROFITS

3.5 The profits shown in the Accounts have not to a material extent been affected (except as therein disclosed) by any extraordinary item (within the meaning of and for the purposes of Financial Reporting Standards 3) or exceptional item (within the meaning of and for the purposes of Financial Reporting Standards 3) or circumstance or by any other factor other than in the ordinary course of the Company's business rendering them unusually high or low.

TITLE TO ASSETS

3.6 The assets included in the Accounts and all other assets used or employed by the Company are the absolute property of the Company free from any mortgage, pledge, charge, lien, bill of sale or other form of security or encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such assets required to carry on the business of the Company are owned by and are in the possession or under the control of the Company.

ASSETS

3.7 No asset (whether fixed, intangible, investment or current) has been revalued upwards in the Accounts and no intangible asset has been brought into the Accounts.

CONTROL OF RECORDS ETC.

3.8 All accounting records belonging to the Company (whether or not held in written form) are in its exclusive possession, under its direct control and subject to unrestricted access by it.

PROVISION FOR CORPORATION TAX

3.9 Proper provision has been made for deferred Tax in the Accounts and the value of none of the assets is overstated in the Accounts.

ACQUISITION AT ARM'S LENGTH

3.10 The Company has not at any time acquired any asset on terms which were not by way of bargain at arm's length.

REALISATION OF WORK IN PROGRESS

3.11     The work in progress of the Company:

         3.11.1 is at its normal level of the time of year having regard to current orders included in the current contracts with customers of the Company and to orders reasonably anticipated from customers of the Company.

         3.11.2 will, if invoiced within three months from the date of the Agreement, realise in total at least the amount at which it is included in its books.

REALISATION OF BOOK DEBTS

3.12 The book debts shown in the Accounts have realised or will realise within a period of 60 days from the Accounts Date their full nominal amount less any reserve for bad or doubtful debts included in the Accounts.

3.13 All book debts shown in the Accounts have arisen in bona fide arm's length transactions in the ordinary course of business, in accordance with the Company's normal terms of trade and are valid and binding obligations without any counter claims, set offs or other defences and the Warrantor has no knowledge of any reason why such book debts would not be collectable in the ordinary course. The Company has not pre-billed or recovered payment from any of its customers or clients for advertisements to be placed or for services to be rendered or expenses to be incurred subsequent to the date of this Agreement.

3.14 The Company is not owed any sums other than trade debts incurred in the ordinary course of business.

BORROWINGS AND CHARGES

3.15 Except as disclosed in the Accounts the Company does not have outstanding:

         3.15.1 any borrowing or indebtedness in the nature of borrowing, including any bank overdraft, any liability under acceptances (otherwise than in respect of normal trade bills) or any acceptance credit;

         3.15.2 any guarantee, indemnity or undertaking (whether or not legally binding) to procure the solvency of any person or any similar obligation;

         3.15.3 any mortgage, charge, lien, pledge or any obligation (including a conditional obligation) to create a mortgage, charge, lien, or pledge; or

         3.15.4 any other indebtedness, other than that arising in the ordinary course of its business.

STATE OF CURRENT BORROWINGS

3.16 The Company has not received notice to repay under any agreement relating to borrowing or indebtedness in the nature of borrowing on its part which is repayable on demand, and, so far as the Warrantor is aware, no event of default has occurred under any agreement relating to any other borrowing or indebtedness in the nature of borrowing on its part, nor has any other event occurred which, with the giving of notice or lapse of time or making of any determination, or any combination of them, would constitute such an event of default.

LOANS TO DIRECTORS ETC.

3.17     There is not outstanding:

         3.17.1 any loan made by the Company to, or debt owing to the Company by, the Warrantor or any director of the Company or any person connected with any of them;

         3.17.2 any agreement or arrangement to which the Company is a party and in which the Warrantor or any director of the Company or any Connected Person of any of them is interested.

FACTORING

3.18 The Company has not factored any of its debts or engaged in financing of the type which would not require to be shown or reflected in the Accounts.

REPORTS

3.19 Other than the Accounts and any previous statutory accounts, there have been no reports commissioned by the Company concerning the Company or the Group by accountants or financial or management consultants within 3 years prior to the date hereof.

TRADE CREDITORS

3.20 The Company's trade creditors have been paid in accordance with such creditor's normal terms of trade for the period of twelve months ending on Completion.

MANAGEMENT ACCOUNTS

3.21 The Management Accounts were properly prepared in accordance with the accounting policies applied to the Accounts and are not misleading in any material respect.

EVENTS SINCE THE ACCOUNTS DATE

3.22 Since the Accounts Date the business of the Company has been carried on in the ordinary and usual course and so as to maintain the same as a going concern.

3.23 Without prejudice to the generality of paragraph 3.22, since the Accounts Date:

         3.23.1 apart from the dividends provided for in the Accounts no dividend or other distribution (as set out in s.20, ss.209 to 211 ICTA (inclusive), ss.234 and 254 ITCA) or deemed distribution (as set out in s.418 ICTA) has been declared, paid or made by the Company;

         3.23.2 the business of the Company has not been materially and adversely affected by the loss of any important customer accounting for more than 5 per cent of the Company's annual turnover or by any abnormal factor not affecting similar businesses to a similar extent and the Warrantor is not aware of any facts likely to give rise to any such effect whether before or after Completion;

         3.23.3 the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset or assumed or acquired or agreed to assume or acquire any material liabilities (including a contingent liability) otherwise than in the ordinary course of business;

         3.23.4 no debtor has been released by the Company on terms that he pays less than the book value of any debt (subject to settlement discounts on the usual terms which have been disclosed to the Purchaser) and no debt has been written off, deferred, or subordinated or has proved to be irrecoverable to any extent and all book debts at the date hereof are good and will be recoverable in full on their respective due dates in the ordinary course;

         3.23.5 the Company has paid its creditors (other than trade creditors) in accordance with their respective credit terms and there are no amounts owing by the Company which have been due for more than 12 weeks;

         3.23.6 all payments, receipts and invoices of the Company have been accurately recorded in the books of the Company;

         3.23.7 there has not been any capitalisation of reserves of the Company and the Company has not issued or agreed to issue any share or loan capital other than that issued at the Accounts Date and has not granted or agreed to grant any option in respect of any share or loan capital and neither the Company has repaid any loan capital in whole or in part nor has it by reason of any default by it in its obligations become bound or liable to be called upon to repay prematurely and loan capital or borrowed monies;

         3.23.8 there has been no resolution of or agreement by the members of the Company or any class thereof (except as provided in this Agreement or with the prior written consent of the Purchaser) and in particular save in respect of the Reorganisation and Reconstruction of Share Capital there has been no capital reorganisation or other change in the capital structure of the Company.

4        TAX

GENERAL

4.1 All liabilities, whether actual, deferred, contingent or disputed, of the Company for Tax measured by reference to actual or deemed taxable profits (including, without limitation, both income, chargeable gains and any liability which may have arisen under s.48 TCGA or ss.20 and 234 ICTA) arising or deemed to have arisen as a result of any act or omission (whether by the Company, the Warrantor, the directors of the Company or otherwise) on or before the Accounts Date, and for any other taxes, duties or other fiscal impositions of any kind whatsoever (including any interest on any such amounts and any penalties or charges imposed in relation to such amounts) whether arising under any law of the United Kingdom or any part thereof or any law of any other jurisdiction and whether incurred as principal, agent or trustee, are properly provided for or (as appropriate) disclosed in the Accounts, whether or not the said Tax or other liabilities are primarily payable by the Company and whether or not the Company has or may have any right of reimbursement against any other person including but without prejudice to the generality of the foregoing:

         4.1.1 Tax on or in respect of or by reference to profits, distributions or gains (including income and chargeable gains and any liability which may have arisen under s.48 TCGA or ss.20 ICTA) of the Company made or deemed to have been made on or before the Accounts Date (other than any amount of corporation tax wholly attributable to an increase in the rate of corporation tax above the rate provided in the Accounts);

         4.1.2    VAT, PAYE and National Insurance Contributions;

         4.1.3 income tax or ACT (as the case may be) in respect of dividends or other distributions or deemed distributions paid or made or to be treated as paid or made on or before the Accounts Date;

         4.1.4 deferred corporation tax in respect of any overseas income which could not be remitted to the United Kingdom; and

         4.1.5 income tax deductible or payable under the provisions of ss.348 to 350 ICTA.

EVENTS SINCE THE ACCOUNTS DATE

4.2      Since the Accounts Date:

         4.2.1 the Company has not been involved in any transaction which has given or may give rise to a liability to Tax on the Company (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit) other than corporation tax on normal trading income of the Company (and not chargeable gains or deemed income) arising from transactions entered into in the ordinary course of business;

         4.2.2 no payments have been made by the Company which will not be deductible for corporation tax purposes, either in computing the profits of the Company or in computing the corporation tax chargeable on the Company.

         4.2.3 the Company has not at any time incurred any expenditure to which s.577A ICTA applied or could apply; and

         4.2.4 the Company is under no obligation to make any payment of any annuity or other annual payment such as may be disallowed as a deduction or charge on income or by way of set off or otherwise be unrelieved by virtue of s.125 ICTA.

PAYMENT OF TAX

4.3 The Company has, or will have prior to Completion, promptly paid all Tax which it has become liable to pay and has in the last 6 years not been nor is liable to pay any interest or penalties on any disputed Tax liability or late payment. The Company is not aware of any assessment which any Tax Authority could make or should have made on the Company whether or not such an authority has sufficient information to make such an assessment.

WITHHOLDING TAX

4.4 All payments by the Company to any person which should have been made under deductions of Tax have been so made and the Company has accounted to the relevant Tax Authority for all Tax so deducted. In particular the Company has duly complied with all its obligations to deduct and account to the Inland Revenue for all Tax so deducted under or pursuant to ss. 119, 134, 349, 524, 536 and 777 ICTA and under the tax deduction scheme contained in Chapter IV of Part XIII ICTA as the same applies to certain sub-contractors in the building industry.

DISTRIBUTIONS

4.5 The Company has not at any time repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase any shares, of any class, of its issued share capital.

4.6 Save as disclosed in the audited accounts of the Company for the last three financial years, save in respect of the Reorganisation and Reconstruction of Share Capital, the Company has not at any time capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

4.7 No securities (within the meaning of s.254(1) ICTA) issued by the Company and remaining in issue at the date hereof were issued in circumstances such that the interest payable thereon falls to be treated as a distribution under s.209(2)(d)(da) or (e) ICTA.

4.8 All rents, interest or annual payments paid during, or in respect of, the three years ending on the Accounts Date or payable by the Company or which the Company is under an obligation to pay in the future are wholly allowable as deductions or charges in computing profits for the purposes of corporation tax.

4.9 Save as disclosed in the audited accounts of the Company for the last three financial years, no claim has been made by the Company under
         s.242 ICTA.

4.10 The Company has not made or received any distribution which is an exempt distribution within ss.213 to 218 ICTA.

4.11 The Company has not received any capital distribution to which the provisions of s.189 TCGA could apply.

4.12 The Company has not issued any shares to which the provisions of ss.249 to 251 and 254 ICTA could apply nor does the Company own any such shares.

4.13 All dividends paid prior to the abolition of ACT were if paid without accounting for ACT and interest paid without deduction of Tax have been the subject of an election under s.247 Taxes Act.

4.14 The Company has not received and it is not entitled to receive any foreign income dividend.

CAPITAL ALLOWANCES

4.15 No first year allowance under the provisions of CAA in respect of expenditure incurred by the Company prior to the date hereof has been given in circumstances where such allowance has been or is likely to be recovered under the provisions of s.47 CAA.

4.16 All capital expenditure on which allowances are to be claimed has been properly notified by the Company to the Inland Revenue within the period of two years set out in s.118 FA 1994.

CAPITAL GAINS

4.17 If each of the capital assets of the Company were disposed of for a consideration equal to the book value of that asset (together with the indexation thereon from the date of acquisition) in or adopted for the purpose of the Accounts, no liability to corporation tax on chargeable profit or gain would arise (and for this purpose there shall be disregarded any reliefs and allowances available to the Company other than amounts falling to be deducted from the consideration receivable under s.38 TCGA).

4.18 The Company has not made any claim under ss.23, 24, 152, 153, 161, 165, 242, 243, 244, 247 TCGA nor has it made any gifts to any transferee within s.166 or s.167 TCGA nor has any claim under those sections been made by any other company so as to affect the base cost of any of the Company's assets for the purpose of calculating chargeable gains.

4.19 The Company has not made a capital loss to which the provisions of s.18(3) TCGA apply.

4.20 No debt owing to the Company will give rise to a chargeable gain or chargeable event on being settled or disposed of.

4.21 The Company has not acquired any rights under a policy of assurance or contract for a deferred annuity other than as the original beneficial owner.

4.22     The Company has made no claim under ss.24, 48 or 280 TCGA.

4.23 No claim has been made by the Company under s.35(5) TCGA nor is the Company subject to such a claim by reason of para 7, Schedule 3, TCGA.

4.24 The Company has no capital losses which are being carried forward which are or might be affected by ss. 177A and Schedule 7A TCGA.

4.25 The Company has not at any time acquired any asset for a consideration in excess of its market value at the date of such acquisition or disposed of any asset for a consideration less than its market value at the date of such disposal.

4.26 No liability to Tax would arise on the disposal by the Company of any asset acquired since the Accounts Date for a consideration equal to the consideration actually given for the acquisition.

4.27 All material information in relation to any transaction falling within the terms of ss.135, 136 or 139 TCGA to which the Company was a party including copies of any prior clearance received from the Inland Revenue have been disclosed in writing to the Purchaser.

4.28     The Company has not at any time:-

         4.28.1 done anything to which ss.29, 30, 31, 32, 33, 34 or 17 TCGA could apply;

         4.28.2 disposed of any assets such that ss.280 TCGA applied to the whole or part of the consideration;

         4.28.3 received any capital distributions in respect of shares held by it within the provisions of s.122 TCGA where the gain has been rolled over to a subsequent disposal of the shares on a direction having been made under s.122(2) TCGA; or

         4.28.4 owned assets which are subject to the provisions of paragraphs 11, 14 or 16 Schedule 2 TCGA.

4.29 The Company has not since the Accounts Date received any asset by way of gift as is mentioned in s.282 TCGA.

4.30 No claim has been made or is entitled to be made by any other company in respect of any asset under the provisions of ss.152 to 157 TCGA inclusive.

CLOSE COMPANIES

4.31 No apportionment has been made in respect of the Company for any accounting period ending on or before the Accounts Date.

4.32 The Company has not made (and will not be deemed to have made) any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under the provisions of ss.419 and 420 ICTA.

4.33 The Company is not liable to be assessed to corporation tax on chargeable gains or to capital transfer tax or inheritance tax as donor or donee of any gift or transfer, gratuitous or otherwise.

4.34 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of s.268 IHTA.

4.35 No asset owned by the Company is liable to be subject to any sale, mortgage or charge by virtue of ss.212 or 237 IHTA.

4.36 The Company is not and has not at any time been a close investment-holding company as defined in s.13A ICTA.

4.37 In any period during which the Company has been a close company, the Company has not incurred any expenses within the terms of s.418 ICTA for participators in the Company.

GROUP PROVISIONS

4.38 The Company has not made any intergroup transfers of assets in circumstances such that the Company could be regarded as realising a chargeable gain on the appropriation of the asset to or from trading stock under s.173 TCGA.

GROUP AND CONSORTIUM RELIEF

4.39 There are no arrangements or agreements relating to group relief or consortium relief to which the Company is or, in the last 6 years, has been party pursuant to which the Company has surrendered or claimed or agreed to surrender or claim any amount by way of group relief or consortium relief pursuant to ss.402 to 413 ICTA and the Company has not at any time received or agreed to receive any payment or refund or made or agreed to make any payment for group relief or surplus advance corporation tax.

GROUP INCOME

4.40 The Company, in the last 6 years, has not made any election to apply the provisions of s.247 ICTA. The Company, in the last 6 years, has not paid any dividend without accounting for ACT or made any payment without deduction of income tax in the circumstances specified in s.247(6) and (7) ICTA.

ACT AND LOSSES

4.41 There are no arrangements or agreements relating to the surrender of ACT under s.240 ICTA. The Company has not paid nor is it liable to pay for the benefit of any ACT which is or may become incapable of set off against the Company's liability to corporation tax and the Company has received all payments due to it under any such arrangement or agreement for all surrenders of ACT made by it.

4.42 Within the period of 3 years ending on the date of this Agreement there has been no major change in the ownership, nature, conduct or scale of the trade or business carried on by the Company within the meaning of ss.245, 768 or s.767A ICTA

4.43 The Company has done nothing which might cause the disallowance of any carry forward or carry back of losses, excess charges, non trading deficits arising from loan relationships (including such part of any deficit attributable to non trading foreign exchange gains and losses and non trading profits and losses on interest rate and currency contracts) or ACT which would otherwise have been available to the Company under respectively the provisions of ss.393 and 239(4) ICTA and
         Schedule 8 to the FA 1996.

INTRAGROUP DISPOSALS

4.44 The Company has not at any time within the period of 6 years ending with the date hereof acquired any asset (other than trading stock) from any company which at the time of the acquisition was a member of the same group (as defined in s.170 TCGA).

4.45 No Tax has been assessed or is liable to be assessed on the Company pursuant to s.190 TCGA in respect of any chargeable gain accrued prior to the date hereof. The Company has not at any time within the period of 3 years ending with the date hereof transferred any asset other than trading stock to any company which at the time of disposal was a member of the same group (as defined in s.170 TCGA).

SALE AND LEASEBACK OF LAND

4.46 The Company has not entered into any transaction to which the provisions of ss.34 to 37, 779, 780, 781 or 782 ICTA have been or could be applied.

OVERSEAS INTERESTS

4.47 The Company is resident in the UK for all purposes of Tax, has not at any time been resident in any territory outside the UK for the purposes of any Tax, nor has it ever carried on any trade business or other activities or been entitled to any source of income outside the UK save from its non-resident subsidiaries.

4.48 The Company has not ceased nor deemed to cease to be resident in the United Kingdom for the purposes of Tax

TAX IN RELATION TO EMPLOYEES

4.49 The Company has properly operated the Pay As You Earn system deducting income tax from all payments to or treated as made to employees and ex-employees of the Company and any employee of any other person and accounted to the Inland Revenue for all Taxes so deducted and all Tax chargeable on benefits provided for employees of the Company.

4.50 The Company is not liable to account for any payments under the Pay As You Earn System imposed on it pursuant to ss.203B, 203C, 203D and/or 203E ICTA.

4.51 The Company has not entered into any contract for services with any individual whom the Inland Revenue has indicated should be, or there are reasons to suggest that it will treat as, an employee rather than a self-employed person.

4.52 The Company has not paid or agreed to pay any remuneration (including bonuses) or other emoluments to any director or other officer or any employee other than such as was or will be allowable as a deduction in computing the profits of the Company for the purposes of corporation tax.

4.53 Since the Accounts Date, the Company has not provided any benefit for any director or employee or former director or former employee of the Company which is not allowable as a deduction in computing the profits of the Company for the purposes of corporation tax.

4.54 The Company has paid all National Insurance Contributions for which it is liable and has maintained proper books and records relating thereto.

4.55 The Company has not issued any shares in the circumstances described in ss. 77 and 78 FA 1988.

4.56 No options have been granted to which s.203F ICTA can apply in relation to the Company.

4.57 There are no shares obtained by reason of employment of any person to which s.140A to 140F ICTA can apply in relation to the Company.

TAX AVOIDANCE

4.58 The Company has not been involved in any preordained series of transactions in which there were inserted steps which had no business purpose other than the mitigation or avoidance of Tax.

4.59     The Company has not, without prejudice to the generality of paragraph
         4.60 above been a party to or otherwise involved in any transaction scheme or arrangement to which any of the following provisions could apply:

         ICTA  ss.37, 56, 87, 114 to 116, 219, 240, 395, 398, 399, 410 and 703
         to 787; or.

         CAA   ss.40, 42, 75

4.60 The Company has not at any time been a party to or otherwise involved in a transaction or series of transactions in relation to which there was a material risk that the Company could be liable to Tax under the provisions of Part XVII ICTA or as a result of the principles in Furniss v Dawson 55TC 324 as developed in subsequent cases.

STAMP DUTY, CAPITAL DUTY AND STAMP DUTY RESERVE TAX

4.61 All documents in the possession or under the control of the Company or to the production of which the Company is entitled and which are necessary to establish the title of the Company to any asset and which in the United Kingdom or elsewhere attract either stamp duty or require to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority have been properly stamped and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

4.62 All liabilities to Stamp Duty Reserve Tax have been settled and correctly accounted for to the Inland Revenue.

VAT

4.63 No act or transaction has been effected in consequence whereof the Company is or may be liable for any VAT chargeable against some other company other than a member of the Group.

4.64 The Company has made all necessary returns and payments and complied with all statutory provisions, rules, regulations, orders and directions concerning VAT and Customs and Excise duties; in particular the Company has made and obtained full, complete, correct and up to date records and invoices and other documents appropriate or required for the purposes of such legislation including without prejudice to the generality of the foregoing in relation to acquisitions made from and supplies made to persons outside the United Kingdom and is not in arrears with any payments or returns thereunder or liable to any abnormal or non-routine payment or default surcharge or any forfeiture or penalty or to the operation of any penal provision and has not been required by the Commissioners of Customs and Excise to give security under paragraph 4 of Schedule 11 VATA and the Company is a registered and taxable person for the purposes of such legislation and details of the VAT group are given in the Disclosure Letter.

4.65 The Company is not at the date hereof liable to repay any VAT refunded to it.

4.66 The Company is not nor has it been at any time within the previous six years partially exempt for VAT purposes and there are no circumstances whereby Regulation 107 of the VAT Regs might apply (has since the Accounts Date applied) to the Company.

4.67 The Disclosure Letter contains full particulars of all elections to waive exemption made or agreed to be made under Schedule 10 VATA by:

         4.67.1   the Company; or

         4.67.2   any person

         in relation to which the Company is a relevant associate as defined in paragraph 3(7) of that Schedule in respect of the property in respect of which the election has been made.

4.68 No notice has been received by the Company and the Company is not aware of anything which indicates that the grant to the Company of any interest in or right over land or of any licence to occupy land will not be an exempt supply by virtue of any election to waive exemption made under Schedule 10 paragraph 2 VATA.

4.69 There are no past or present circumstances whereby the Company is or could become liable to VAT under paragraph 1 or 5 of Schedule 10 VATA or under the Value Added Tax (Self-supply of Construction Services) Order 1989.

4.70 The Disclosure Letter contains full particulars of each capital item (if any) within the meaning of Part XV of the VAT Regs in relation to which a liability under Part XV of the VAT Regs has arisen or could in future arise on the Company.

4.71 No tenancy, lease or licence to occupy any property held by the Company is or will become a developmental tenancy, developmental lease or developmental licence within the meaning of paragraph (b) of Item 1 of Group 1 (Land) Schedule 9 VATA.

4.72 The Company is not operating any special arrangement or scheme relating to VAT.

4.73 All supplies made by the Company have been taxable supplies and the provisions of s.26 VATA will not apply to deny credit for any input tax.

4.74 The Company is not a party to any arrangement whereby a transaction has been or will be effected with the result that a "self-supply" charge is incurred pursuant to paras 5 to 7, Sch. 10 VATA, or pursuant to the Value Added Tax (Self-Supply of Construction Services) Order 1989.

4.75 The Company has not received a penalty liability notice in respect of any return pursuant to s.64 VATA.

4.76 The Company, has not paid VAT on any land or buildings purchased or leased and has not elected to waive exemption from VAT in respect of any land or buildings currently owned or let or sold or agreed to be let or sold by it.

4.77 The Company has not been supplied since 31 March 1990 with any land or buildings or any other goods or services affected by Part VA of the Value Added Tax (General) Regulations 1985.

4.78 The Company has given details of all of its assets to which the capital goods scheme applies, the use to which such assets have been placed and the history of each such assets for VAT adjustment purposes.

LOAN RELATIONSHIPS, FOREIGN EXCHANGE AND INTEREST RATE AND CURRENCY CONTRACTS

4.79 No liability to Tax or non trading deficit would arise from the loan relationships to which the Company is a party being repaid to the extent of the amounts shown in respect of such loan relationships in the books of the Company at the date of this Agreement

4.80 The Company operates an authorised accounting method in relation to its loan relationships being an authorised accruals basis of accounting and has operated the same authorised accounting method consistently in each of its accounting periods ended or which will end after 1st April 1996.

4.81 All borrowings by or advances by the Company reflected in the Accounts constitute loan relationships of the Company and are not relationships to which ss.92, 93, 94, 95 or 96 of FA 1996 apply.

4.82 No interest or other amounts treated as a credit or claimed as a debit by the Company (including imputed interest under ss.770 to 773 ICTA remains unpaid and no such debits, save where they relate to unpaid interest, are prevented from being deducted in computing the taxable profits of the Company for whatever reason, including, without limitation because a relationship is for an unallowable purpose as defined in paragraph 13 of Schedule 9 to the FA 1996.

4.83 No loan relationship of the Company constitutes a relevant discounted security as defined in paragraph 3 of Schedule 13 to FA 1996.

4.84 The Company does not hold any qualifying assets nor is it a party to any currency contract for the purposes of Chapter II of Part II of FA 1993 not is it a party to a qualifying contract for the purposes of Chapter II of Part IV of FA 1994 and it is not liable to any Tax in respect of such assets nor entitled to any non trading loss arising from such ownership.

MISCELLANEOUS TAX

4.85 There has been no major change in the business of the Company within the meaning of s.245, 245A and 245B ICTA.

4.86 The Company has not been the subject of, or connected with the subject of any claim for, relief in respect of an issue of shares under the Business Expansion, Enterprise Investment Scheme or similar schemes or Business Start-Up Schemes.

4.87 All relevant and required computations and returns in respect of Tax have been properly and correctly made up and duly filed and delivered by or on behalf of the Company within the prescribed time limits.

4.88 All the aforesaid computations and returns leave no material matter unresolved with any Tax Authority regarding the Tax affairs of the Company and neither the Company nor any director or officer of the Company (in his capacity as such) is under no liability nor is likely to become liable to pay any penalty interest surcharge nor so far as the Warrantor is aware fine in connection with Tax. None of the aforesaid computations or, so far as the Warrantor is aware, returns is or is likely to be the subject of a dispute with any Tax Authority.

4.89 There are no liabilities or potential liabilities to Tax the date for payment whereof has been postponed under s.55 TMA.

4.90 The Company is not liable to be assessed to Tax out of time on the grounds of fraudulent or negligent conduct within the meaning of s.36 of the TMA.

4.91 All the computations and returns referred to in Clauses 4.106 and 4.107 above have been expressed in sterling and the Company has not made an election under s.93(1)(b) FA 1993.

4.92 All claims and disclaimers which have been assumed to have been made for the purposes of the Accounts have duly been submitted by the Company within the requisite periods and have been accepted as valid by the relevant Tax Authority.

4.93 The Company has in its possession and under its control, all records and documentation that it is obliged to hold, preserve and retain under any Tax Statute and further the Company has sufficient records and/or information to calculate its future liability or relief from Tax arising upon the disposal of any asset owned by the Company at the date of this Agreement or which has been disposed of since the Accounts Date.

4.94 No investment grants or other grants received by virtue of any statute are liable to be repaid by the Company.

4.95 There are no non-routine outstanding or ongoing enquiries from any Tax Authority against or in respect of the Company.

4.96 The Company has not during the period beginning six years before the date hereof discontinued a trade in circumstances such that its closing trading stock and work in progress fall to be valued at open market value as provided for in s.100(1)(b) or s.101(1)(b) ICTA.

4.97 No act or transaction will have been effected prior to Completion in consequence of which the Company is or may be held liable for any Tax primarily chargeable against or attributable to any person other than the Company.

4.98 The Company has not at any time been a member of any partnership, European Economic Interest Grouping (as defined in s.510A ICTA), or other unincorporated association.

5        PROPERTIES

TITLE

5.1 The Properties comprise all the land and buildings owned, used or occupied by the Company or in which it has an interest. In relation to any property no longer vested in the Company, the Company has not received and does not anticipate receiving any notices served or to be served pursuant to the Landlord and Tenant (Covenants) Act 1995 or any schedules of dilapidations nor has the Company entered into any authorised guarantee agreements.

5.2 The Company is the legal and beneficial owner of all the Properties and is able to transfer the Properties with full title guarantee.

5.3 The Company has in its possession or under its control all deeds and documents necessary to show title to the Properties all of which have been properly stamped.

5.4 Where the Properties are leasehold, each lease is valid and in force and no notice has been served on the Company pursuant to s.146 of the Law of Property Act 1925 and no notice to quit has been served or is anticipated.

OCCUPATION AND USE

5.5 The Company is entitled to vacant possession of, and is in occupation of, the Properties.

5.6 The Company has not left the Properties vacant or unoccupied for any material length of time.

5.7 The Company has not received notice of breach of any planning legislation and also, in the case of the Properties which are leasehold, the current use is permitted by the relevant lease.

ENCUMBRANCES

5.8 The Properties are not subject to any legal or equitable charge (fixed or floating), mortgage, rent charge, lien or other encumbrance securing the repayment of moneys or securing the obligation or liability of the Company or any other person.

5.9 The Properties are not subject to any outgoings other than general and water rates and (in the case of Properties which are leasehold) rent, service charges, insurance premiums and VAT where applicable.

5.10 The Properties are not subject to any overriding interest, or other right or interest vested in a third party.

5.11 The Properties are not subject to any option, right of pre-emption or right of first refusal.

5.12 The Properties are not subject to any agreement for sale or agreement for lease.

PLANNING MATTERS

5.13 The Company has complied with the terms of all planning permissions, building regulation consents and other necessary consents, licences and approvals and no provisions remain to be fulfilled.

STATUTORY AND OTHER OBLIGATIONS

5.14 So far as the Warrantor is aware, the Company has observed and complied in all material respects with all applicable statutory and bye law requirements in respect of the Properties and in particular with all requirements relating to health and safety, means of escape in case of fire and the protection and preservation of life and property.

5.15     The Properties have a current fire certificate.

ACCESS AND SERVICES

5.16 The Properties abut or have all necessary legal rights for full and free unobstructed pedestrian access.

5.17 The Properties enjoy the mains services of water, drainage, electricity and gas.

LEASEHOLD PROPERTIES

5.18 In respect of each of the leases and underleases under which the Properties are held by the Company:

         5.18.1 the Company has paid the rent, insurance and service charges and observed and performed all the covenants on the part of the tenant and the conditions contained therein;

         5.18.2   VAT is payable on the rent;

         5.18.3 all necessary licences, consents and approvals required from the landlords and any superior landlords have been obtained and the covenants on the part of the tenant contained in such licences, consents and approvals have been duly performed and observed;

         5.18.4   there are no rent reviews currently in progress;

         5.18.5 there are no rent reviews which were due to be implemented or triggered prior to the date hereof but which the landlord has failed to implement or trigger;

         5.18.6 there are no outstanding notices or applications received or given by the Company; and

         5.18.7 there are no outstanding or pending disputes in relation to all such leases or with any third party or authority in relation to the Properties.

5.19 Accurate copies of all leases relating to the Properties have been supplied to the Purchaser or the Purchaser's Solicitors and in respect of such leases full particulars of the following have been disclosed in the Disclosure Letter:

         5.19.1   the current rent;

         5.19.2 any election by the Landlord to waive exemption from value added tax;

         5.19.3   the length of the term; and

         5.19.4   any agreement excluding ss.24 to 28 Landlord and Tenant Act
                  1954;

TENANCIES

5.20     There are no tenancies at the Properties.

ENQUIRIES

5.21 All information, representations and answers to enquiries given by the Warrantor's Solicitors or their agents to the Purchaser's Solicitors or their agents concerning the Properties in the course of the negotiations and enquiries leading to this Agreement are true, accurate and complete in all material respects in relation to Properties situated in London and so for as the Warrantor is aware true and accurate and complete in all material respects in relation to Properties situated outside London.

6        ASSETS

6.1 So far as the Warrantor is aware, all agreements, obligations, restrictions, covenants, conditions, statutes and regulations binding on the Company in relation to any asset held by the Company have been observed and performed.

6.2 So far as the Warrantor is aware, there are no contracts for the purchase or taking or hiring of assets or services by the Company at prices above the market prices ruling at the date hereof or for the sale or giving or hiring out of assets or services by the Company at prices below the market prices ruling at the date hereof.

6.3 There are no maintenance contracts in respect of any of the assets of the Company.

6.4 Save for disposals in the ordinary and proper course of trade, the Company has not since the Accounts Date parted with the ownership, possession or control of or otherwise ceased to retain any of its assets or any interest therein.

7        MATERIAL CONTRACTS AND LIABILITIES

7.1 The Company has no liabilities (actual or contingent) other than the liabilities disclosed in the Accounts or which have arisen in the ordinary course of business since the Accounts Date, and the Company is not party to any contract or arrangement which:

         7.1.1 is long-term (that is, unlikely to have been fully performed in accordance with its terms more than 3 months after the date on which it was entered into or undertaken), unusual or onerous or not made in the ordinary course of business; or

         7.1.2 is incapable of termination in accordance with its terms by the Company on sixty days' notice or less; or

         7.1.3 is of a loss-making nature (that is, known to be likely to result in a loss to the Company on completion of performance); or

         7.1.4 cannot readily be fulfilled or performed by the Company on time without undue or unusual or material expenditure of money, effort or personnel; or

         7.1.5 involves payment by the Company by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency; or

         7.1.6 involves or is likely to involve the supply of goods or services the aggregate sales value of which will represent in excess of 5 per cent of the turnover for the preceding financial year of the Company.

7.2 The Company has not created or agreed to create and is not party to and has no subsisting or contingent liability under:

         7.2.1 any hire, hire-purchase, leasing or credit sale contract or any sale or purchase option or similar agreement under which it has agreed to buy or sell on deferred terms or by instalments or subject to conditions which are not the Company's standard form conditions of purchase or sale (copies of which are annexed to the Disclosure Letter) and which affect any of the assets of the Company; or

         7.2.2 any agency, marketing, purchasing, or licensing agreement or arrangement; or

         7.2.3 any agreement or arrangement which is capable of being terminated as a direct result of the change of control of management or shareholders of the Company effected by or pursuant to this Agreement; or

         7.2.4    any contract which is not on an arm's length basis; or

         7.2.5 any agreement or arrangement between the Company and any other Company which is a member of the Group.

7.3 No power of attorney has been granted by the Company which may be effective or in force at any time after the date hereof.

7.4 The Company is not nor will it, solely as a result of the lapse of time in consequence of circumstances existing at the date hereof, become in material default under, and has not committed any material breach of any terms of, any agreement, instrument, arrangement or covenant to which it is a party, or in respect of any other obligations or restrictions binding upon it which cannot be remedied by the Company within the terms of such agreement, instrument, covenant or arrangement and, so far as the Warrantor is aware, no threat or claim of any such default or breach has been made and is outstanding against the Company

7.5 No party to any agreement with, or under an obligation to, the Company is in default thereunder, and there are no circumstances likely to give rise to such a default.

7.6 None of the Company's material customers have threatened to cancel or terminate its relationship with any member of the Group or threatened to reduce its business with the Company. The Company has not received any notice that any customer intends to cancel or otherwise modify its relationship with the Company on account of this Agreement and the Warrantor is not aware of any errors or omissions which are of such a serious nature that any relationship with any customer may be jeopardised.

7.7 The Warrantor has no reason to believe that any customer or supplier of the Company or other person dealing with it will refuse to continue to deal with it or will deal with it on a smaller scale than at present as a result of the change of control of the Company to be effected pursuant to this Agreement.

8        COMPUTER SYSTEMS

8.1 There are set out in the Disclosure Letter details of all agreements and arrangements relating to the Computer Systems (and true and complete copies or details of which have been supplied to the Purchaser) and all such licences, agreements and arrangements are in full force and effect, no notice has been given on either side to terminate or amend them, no amendment has been made of accepted to their terms, the obligations of all parties thereto have been complied with in all material respects and no disputes exists or are anticipated in respect of them.

8.2 The Computer Systems have the benefit of the maintenance agreements specified in the Disclosure Letter.

8.3 The Disclosure Letter sets out details of the Company's disaster recovery plans .

8.4 In the event that any person providing maintenance or support services for the Computer Systems ceases or is unable to do so, the Group has all necessary rights to obtain the source code and all related technical and other information to procure the carrying out of such services by the Company's own employees or by a third party.

8.5 The Disclosure Letter sets out the Company's procedures to ensure internal and external security of the Computer Systems including procedures for taking and storing, on-site and off-site, back-up copies of computer programs and data.

8.6 None of the Group's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic mechanical or photographic processes whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Group.

9        COMPLIANCE WITH APPLICABLE LEGISLATION

9.1 The Company's records (other than accounting records), systems, controls, data or information recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including any electronicprocess whether computerised or not), including all means of access thereto and therefrom, are under the exclusive ownership and direct control of the Company and there has been no breach of any service or maintenance contract relevant to any such electronic equipment whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

9.2 The Company has made the appropriate registration or registrations under the Data Protection Act 1984 and 1998 in respect of all personal data (as defined in the Data Protection Act 1984 and 1998) held by it or under its operation or control and has complied with in all material respects all the provisions of the Data Protection Act 1984 and 1998 for the time being in force; and in particular, but without prejudice to the generality of the foregoing, the Company has observed the Data Protection Principles set out in the First Schedule to the Data Protection Act 1998.

9.3 The Company and all of its directors, officers or agents (during the course of their duties in relation to the Company) have fully complied with all applicable legislation (including statutory instruments, bye-laws, local and central government orders, notices and decisions) of the United Kingdom and, so far as the Warrantor is aware, any applicable foreign country and without prejudice to the generality of the foregoing the Company has complied with in all material respects all the provisions of the Companies Acts for the time being in force.

9.4 So far as the Warrantor is aware, there are not in existence any investigations or enquiries by or on behalf of any governmental body in respect of the affairs of the Company.

9.5 All statutory licences, consents, permits and authorisations necessary for the carrying on of the business of the Company as now carried on and as proposed to be carried on have been obtained (full details of which are set out in the Disclosure Letter) and are valid and subsisting and all conditions applicable to any such licence, consent , permit or authorisation have been complied within all material respects and, so far as the Warrantor is aware, none of such licences, consents, permits or authorisations has been breached or is likely to be suspended, cancelled, refused, revoked, modified or rendered subject to conditions not applicable at the date of this Agreement.

9.6 So far as the Warrantor is aware, there are no circumstances likely to give rise to breach of any terms of any licences, concessions and agreements which indicate that any of such licences, consents, permits and authorisations may not be renewed in the ordinary course of events.

10       EMPLOYEES

10.1     Directors and Employees

         10.1.1 The Warrantor has supplied the Purchaser with full and accurate particulars of all of the Company's employees (which expression in this paragraph 10 shall include directors) and of the material terms of their employment or engagement (whether or not the same are reduced to writing) including particulars of all remuneration, fees, incentive, bonuses, profit sharing arrangements, share option schemes and expenses and any other benefits payable to each employee.

         10.1.2 There are not in existence any service agreements or other contracts with any employees of the Company which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than compensation under the Employment Rights Act 1996).

         10.1.3   There are not in existence except as disclosed in paragraph
                  10.1.1 above any contracts or arrangements of whatsoever kind (whether legally enforceable or not) between the Company and any existing or former employees of the Company including (without limitation) contracts or arrangements for any benefit or payments of any nature to or for the benefit of any existing or former employees or any of their dependants.

         10.1.4 There are not in existence any arrangements by which any person has the use of any credit or charge card or account for which the Company is responsible.

         10.1.5 The Company has not appointed any consultant whose consultancy arrangements with the Company are current.

         10.1.6 No employee of the Company is assigned or employed wholly or mainly outside the United Kingdom.

         10.1.7 The Company does not have a shadow director within the meaning of s.741 Companies Act 1985.

10.2     Disputes, Claims, Trade Unions

         10.2.1 No current employee has given or has been given notice to terminate his office or employment or will be entitled to give notice as a result of the provisions of this Agreement.

         10.2.2 There is no dispute actual or threatened between the Company and a material number or category of its employees nor any circumstances likely to give rise to any such dispute and there have been no strikes, work-to-rules or go-slows (official or unofficial) by any of the Company's employees during the period of six years immediately preceding the Accounts Date and there is no recognition agreement or arrangement written or oral or by custom and practice between the Company and any trade union or other body representing employees of the Company.

         10.2.3 There is not outstanding, threatened or intimated any claim against the Company on the part of any person who has been or is an employee (or the dependant of any such person) or any actual or known liability to make any payment to any person including (without limitation) under the Employment Rights Act 1996, the Employment Acts 1980 to 1989, the Trade Union Act 1984, the Sex Discrimination Act 1986, or the Race Relations Act 1976, the Transfer of Undertakings (Protection of Employment Regulations 1981 (as amended by the Transfer of Undertakings (Protection of Employment) (Amendment) Regulations 1987), the Trade Union Reform and Employment Rights Act 1993 or the Collective Redundancies and Transfer of Undertakings (Protection of Employment) (Amendment) Regulations 1995 and the Disability Discrimination Act 1995 and none of the provisions of this Agreement including the identity of the Purchaser is likely to lead to any such dispute.

         10.2.4 Within a period of one year preceding the date hereof the Company has not:

                  (a) given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or unions under the provisions of the Trade Union and Labour Relations (Amendment) Act 1992 nor has the Company failed to comply with any such obligation under the said Act; or

                  (b) been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has the Company failed to comply with any duty to inform and consult any independent trade unions under the said Regulations.

         10.2.5 The Company has complied with all recommendations (if any) made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.

         10.2.6 So far as the Warrantor is aware, the Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied with in all material respects:

                  (a) all obligations imposed on it by Articles of the Treaty of Rome European Commission Regulations and Directives and all statutes, regulations between it and its employees and has maintained current, accurate and suitable records regarding the service and terms and conditions of employment of each of its employees (including without limitation records kept and returns lodged in relation to statutory sick pay);

                  (b) all obligations to maintain adequate and suitable records regarding the service of each of its employees;

                  (c) all (if any) collective agreements, recognition agreements and customs and practices for the time being dealing with such relations and the conditions of service of its employees; and

                  (d) all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees.

         10.2.7 The Company has complied, at all times in all material respects with the provisions of the Working Time Regulations 1998 and the Employment Rights Act 1999, and have kept and maintained all necessary records.

         10.2.8 There are no enquiries or investigations existing or, so far as the Warrantor is aware, pending or threatened unto the Company by the Equal Opportunities Commission or Commission for Racial Equality into alleged discrimination on grounds of disability.

         10.2.9 There is no person current or provisionally employed by the Company who now has or may in the future have a right to return to work (whether for reasons connected with maternity leave, leave for family or domestic reasons or absence due to illness or incapacity or otherwise) or a right to be reinstated or re-engaged by the Company or any other compensation.

10.3     Bonus Schemes and Remuneration

         10.3.1 There are no schemes in operation by or in relation to the Company whereunder any person is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the Company.

         10.3.2 Since the Accounts Date, no change has been made or agreed to be made in the rate of remuneration or the emoluments or benefits of any employee and no change has been made in the terms of engagement of any employee (other than those required by law) and no additional directors have been appointed.

         10.3.3 No moneys other than in respect of remuneration or emoluments of employment are payable to or for the benefit of any director or senior executive of the Company.

         10.3.4 No amounts are due to employees or former employees as arrears of salary, wages, holiday pay or other remuneration nor are any amounts in respect of any such employees or former employees (including PAYE, national insurance and pension contributions) unpaid.

         10.3.5 No ex-gratia pensions or similar payments are or are intended to be made by the Company.

11       PENSIONS AND OTHER BENEFITS

11.1 There are no agreements, arrangements, schemes or obligations for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the employees or directors of the Company or former employees or directors or for the benefit of dependants of such persons (other than as referred to in paragraph 11.2 below).

11.2 The Disclosure Letter contains details of the group personal pension plans to which employees are eligible for membership in accordance with their terms and conditions of employment. The Company has fully complied with its obligations under such group personal pension plans.

12       INTELLECTUAL PROPERTY AND KNOW-HOW

12.1     Interests

         12.1.1   The Company:

                  (a) is the sole registered proprietor (where appropriate) and the sole unencumbered legal and beneficial owner of, and otherwise has good title to and is able to transfer with full title guarantee, each of the Intellectual Property Rights fully, completely and accurately listed in Schedule 7, free from all charges, liens, encumbrances, equities, licences, user and other agreements, rights and claims whatsoever;

                  (b) is, save as set out in paragraph 12.1.1(a) the beneficial owner of and otherwise has good title to and is able to transfer with full title guarantee, all Intellectual Property Rights required for any of the business operations of its business free from all charges, liens, encumbrances, equities, licences, user and other agreements, rights and claims whatsoever; and

                  (c) has not entered into any licences, agreements and arrangements relating to Intellectual Property Rights other than those set out in the Disclosure Letter and such licences, agreements and arrangements are in full force and effect, no notice has been given on either side to terminate or amend them, no amendment has been made or accepted to their terms, the obligations of all parties thereto have been fully complied with and no disputes exist or are anticipated in respect of them .

         12.1.2 The Company has no interest in any Intellectual Property Right other than those referred to in paragraph 12.1.1 and has not entered into any agreement for:

                  (a) the licensing or otherwise permitting or authorising the use or exploitation of any Intellectual Property Right or which prevent, restrict or otherwise inhibit the Company's freedom to use and exploit the Intellectual Property Rights; or

                  (b) the provision or acquisition of know-how or technical information or assistance; or

                  (c) the prohibition or restriction of the disclosure of any know-how or technical information.

12.2     Validity and Protection

         All of the Intellectual Property Rights referred to in paragraphs 12.1.1(a) and 12.1.1(b) are valid, enforceable and not subject to revocation and the Company has taken all steps necessary for the proper protection of such Intellectual Property Rights including, without limitation, applying for and maintaining in force all trade or service mark registrations in all relevant countries and paying all application and renewal fees when due.

12.3     Infringement

         12.3.1 So far as the Warrantor is aware, none of the operations carried on by the Company infringes any right of another person in respect of any Intellectual Property Right or will or may give rise to payment by the Company of any royalty or of any sum in the nature of a royalty or to liability to pay compensation pursuant to any applicable legislation. The Intellectual Property Rights as referred to in paragraph
                  12.1.1 are not the subject of any pending or threatened proceedings for opposition, cancellation, revocation or rectification or claims from employees and there are no facts or matters which might give rise to any such proceedings.

         12.3.2 There are no outstanding claims against the Company for infringement of any Intellectual Property Rights used (or which has been used) by it and, so far as the Warrantor is aware, no such claims have been settled by the giving of any undertakings which remain in force.

         12.3.3 So far as the Warrantor is aware, none of the Company's Intellectual Property Rights as referred to in paragraph
                  12.1.1 is currently being infringed by any third party or has been so infringed in the 6 year period preceding Completion and no third party has threatened any such infringement.

13       CONFIDENTIAL INFORMATION

13.1 The Company does not use any processes nor is it engaged in any activities which involve the misuse of any confidential information belonging to any third party.

13.2 So far as the Warrantor is aware, there is no actual or alleged misuse by any person of any of Confidential Information of the Company.

13.3 The Company has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business or was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidentiality Information and is restrained from further disclosing or using it other than for the purposes for which it was disclosed by the Company.

13.4 Confidential Information used by the Company is kept strictly confidential and the Company operates and fully complies with procedures which maintain such confidentiality and which confidentiality has not been breached.

14       JOINT VENTURES ETC.

         The Company is not:

14.1 a party to or member of any joint venture, consortium, partnership or profit sharing arrangement or agreement; or

14.2 a member of any partnership, trade association, society or other group whether formal or informal and whether or not having a separate legal identity and no such body is relevant to or has any material influence over the business of the Company as now carried on.

15       RESTRICTIVE AGREEMENTS

15.1 There are no agreements in force restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

15.2 The Company is not nor has it been party to any agreement, arrangement, concerted practice or course of conduct which:-

         15.2.1 is or ought to be or ought to have been registered under the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any of these Acts; or

         15.2.2 is or has been the subject of an inquiry, investigation, reference or report under the FTA (or any previous legislation relating to monopolies or mergers), the Competition Act 1980 or the Competition Act 1998; or

         15.2.3 contravenes Article 81(1) or 82 of the Treaty of Rome or which has been notified to the Commission of the European Community for an exemption or in respect of which an application has been made to the said Commission for a negative clearance or infringes any regulation or other enactment made under Article 83 of the said Treaty or is or has been the subject of any inquiry, investigation or proceeding in respect thereof; or

         15.2.4 is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of s.13 of the FTA and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of Part II of that Act.

15.3 The Company has not given any assurance or undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or the Court of Justice of the European Communities or any other court, person or body and is not subject to any act, decision, regulation or other instrument made by any of them relating to any matter referred to in this paragraph 15.

15.4 So far as the Warrantor is aware, the Company is not in default or in contravention of any article, act, decision, regulation or other instrument or of any undertaking relating to any matter referred to in this paragraph 15 ("the Anti-Trust Rules") and has received no complaint or threat to complain under or referring to the Anti-Trust Rules from any person and has not received any request for information, investigation or objection relating to the Anti-Trust Rules or been party to any proceedings to which the Anti-Trust Rules (or any of them) were pleaded or relied upon.

15.5 The Company is not restricted by contract from carrying on any activity in any part of the world.

16       INSURANCE

16.1 The Company has effected all insurances required by law to be effected by it and all such policies are in full force and effect.

16.2 All insurance policies maintained by the Company have been disclosed in the Disclosure Letter and such insurances are now in force under existing valid policies.

16.3 All premiums due on the said policies have been paid. All the other conditions of the said policies have been performed and observed. Nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or voidable and pending Completion such insurances will be maintained.

16.4 The said policies together with the receipts for the latest premiums payable in respect thereof are in the possession of the Company and have been disclosed to the Purchaser.

16.5 No claim or dispute is outstanding under any of the said policies and no claim against the Company by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held.

16.6 There are no circumstances which would or might entitle the Company to make a claim under any of the said policies or which would or might be required under any of the said policies to be notified to the insurers.

17       LITIGATION

17.1 The Company is not engaged, whether as plaintiff or defendant or otherwise, in any litigation (save for debt collection in the ordinary course of business) or criminal or arbitration proceedings or any proceedings before any tribunal and no such litigation, proceedings or prosecutions are pending or threatened (by or against the Company)and, so far as the Warrantor is aware, there are no facts or circumstances which might give rise thereto or to any such proceedings in respect of which the Company is or may be liable to indemnify any party concerned therein.

17.2 So far as the Warrantor is aware, there are no circumstances that are likely to give rise to proceedings of any character against any director or employee or former director or former employee of the Company or any other person whatsoever in respect of any acts or defaults for which the Company might be vicariously liable.

17.3 There are no unsatisfied judgements or Court Orders against the Company, no injunctions have been granted against the Company and the Company has given no undertaking to any Court or to any third party arising out of any legal proceedings.

18       INFORMATION

         The Recitals (A) and (B) and Schedules 2 and 5 are true and accurate in all material respects.

19       INSOLVENCY

19.1 No receiver, administrative receiver or administrator has been appointed of the whole or any part of the assets or undertaking of the Company.

19.2 The Company is not in liquidation and no order, petition, application, proceeding, meeting or resolution has been made, presented, brought, called or passed for the purpose of appointing an administrator or winding up the Company.

19.3 The Company is not insolvent and has not stopped payment of or become unable to pay, its debts for the purposes of s.123 Insolvency Act 1986 and there has been no delay by the Company in the payment of any obligation due for payment.

20       APPLICATION OF WARRANTIES TO THE SUBSIDIARIES

         Insofar as the same are capable of applying to each of the Subsidiaries each of the above statements in this Schedule 3 would be true and accurate in relation to the Subsidiaries if for references to the Company there were substituted references to each Subsidiary.

                                   SCHEDULE 4

                                DEED OF INDEMNITY

THIS DEED is made the        day of         2000

BETWEEN:

(1) GARETH DAVID QUARRY of 46 Clapham Common Northside, London, SW4 0AA ("WARRANTOR"); and

(2) TMP WORLDWIDE INC whose principal office is at 1633 Broadway, New York, NY 10019, USA (the "Purchaser").

WHEREAS pursuant to an agreement of even date herewith and made between, inter alia, the Warrantor (1) and the Purchaser (2) (the "Agreement") the Warrantor has agreed to enter into this Deed of Indemnity in connection with the Offers made by the Purchaser to acquire the shares in the Company.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1 In this Deed, unless the context otherwise requires (and save to the extent otherwise defined herein):

         1.1.1 words and expressions defined in the Agreement shall have the same meanings herein and any provisions in the Agreement concerning matters of construction or interpretation shall also apply in this Deed;

         1.1.2    "SCHEDULE 4 RELIEF" means:

                  (a) a Relief which has been treated as an asset in the Accounts or which has been taken into account in computing (and reducing) any provision for deferred taxation which appears in the Accounts;

                  (b) subject to the use of Reliefs arising before Completion in priority to Reliefs arising after Completion the setting off against income profits and gains, earned, accrued, incurred or received on or before Completion of any Relief which was not available before Completion but arose in respect of any event occurring after Completion in circumstances where but for such setting off any Member of the Group would have had a liability to Tax in respect of which the Purchaser would have been able to make a claim under this Deed;

         1.1.3 "Relief" means any loss, allowances, credit, deduction or set off;

         1.1.4 "TAX LIABILITY" means any amount of Tax payable by any Member of the Group and in particular, but without prejudice to the generality of the foregoing, includes or shall be deemed to include in relation to any of the foregoing (as appropriate) the following:

                  (a) any amount of Tax that would have been payable but for the utilisation of any Schedule 4 Relief;

                  (b) any amount of Tax that would have been payable but for any postponement or arrangement for payment by installments;

                  (c)      any amount payable by way of payment on account;

                  (d) any amount by which any Schedule 4 Relief that would otherwise be available to any Member of the Group is reduced, denied or restricted multiplied by the rate of charge applicable to the Tax (against which the said loss, allowance, credit, relief, deduction, exemption or set off is or may be capable of being relieved) for the year of assessment, financial year or accounting period (as the case may be) in which the reduction, denial or restriction occurs;

                  (e) any amount of Tax that is payable by any Member of the Group or would otherwise be payable, but for the utilisation of any relief, in connection with any Reorganisation and Reconstruction of Share Capital and/or the sale or disposal of the Excluded Subsidiaries.

1.2 For the purposes of this Deed, the date on which a Tax Liability is payable shall be deemed to be the date on which such payment of Tax is actually made or, if earlier, the date on which it would have been due (assuming that no appeal had been made against the assessment or other notification in respect of any such Tax which has the effect of postponing payment and that an assessment had been raised at the earliest possible date by the relevant Tax Authority) but for the utilisation of any Schedule 4 Relief.

1.3 In the case of a Tax Liability contemplated by sub-clauses 1.1.2(d) hereof, the date on which the liability is deemed to be payable for the purposes of this Deed shall be either the date upon which the relevant Tax Authority notifies any Member of the Group that the Relief is or will be reduced, denied or restricted where the liability falls within sub-clause 1.1.2(d) .

1.4 The Rule known as the ejusdem generis rule shall not apply and accordingly:

         1.4.1 general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

         1.4.2 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2        COVENANTS

2.1 The Warrantor hereby covenants with the Purchaser that he will pay to the Purchaser an amount equal to:

         2.1.1 any Tax Liability that arises as a result of any act, omission, event, transaction or series or transactions (including the entering into of the Agreement and/or Completion) occurring wholly or mainly on or before the date hereof and whether or not the Purchaser or any Member of the Group are or may be entitled to claim reimbursement thereof from any person or persons;

         2.1.2 any Tax Liability that arises as a result of the Reorganisation and Reconstruction of Share Capital;

         2.1.3 any Tax Liability that results from the receipt by the Purchaser on its behalf of any payment under the provisions of this Deed;

         2.1.4 any Tax Liability for which any Member of the Group is liable that arises as a result of the application of the provisions of ss.767A, 767AA and 767B ICTA;

         2.1.5 any costs or expenses reasonably incurred (on a full indemnity basis) incurred by the Purchaser and/or any Member of the Group in connection with any Tax Liability or in connection with any action, proceedings or claims taken in avoiding, resisting or settling any payment of Tax or Tax Liability such payment to be made on the date on which such Tax Liability is deemed to be payable under the provisions of Clause 1 hereof.

         2.1.6 any liability to repay to a company other than another Member of the Group the whole or any part of any payment received for group relief pursuant to any agreement or arrangement entered into by any Member of the Group on or before Completion.

2.2 Without prejudice to sub-paragraph 2.1 above the Warrantor hereby covenants to pay to the Purchaser an amount equal to any Tax Liability for which the Company or any of the Subsidiaries is liable as a result of being treated as a member of the same group with any body corporate not being the Purchaser or a member of the Purchaser's Group which is not one of the Group for the purposes of Section 43 VATA during any prescribed accounting period (as defined in Section 25(1) VATA) which ended on or prior to or was current at Completion and so far as any such other bodies corporate are concerned with which it was on the date hereof or has previously been in such a group the next following prescribed accounting period and so that this covenant shall cover all costs and expenses properly incurred and payable by the Company or any of the Subsidiaries and/or the Purchaser in connection with any such Tax Liability.

2.3 The Warrantor hereby covenants with the Purchaser (for itself and as trustee for its successors in title) that in the event of a breach of the Warranty given by the Warrantor under paragraphs 4.61 to 4.62 of
         Schedule 3 they will pay to the Purchaser by way of liquidation damages an amount equal to any unpaid stamp duty and any interest or penalties which accrue in respect thereof.

3        EXCLUSIONS

3.1 The covenants contained in Clause 2 of this Deed shall be subject to the exclusions and limitations in Schedule 6.

3.2 The Purchaser hereby covenants with the Warrantor to hold the Warrantor and each company in which the Warrantor holds a controlling shareholding and which prior to completion were members of the Company's group (other than the Company and Subsidiaries) ("Warrantor Companies") fully indemnified against:

         (a) any value added tax under Section 42 VATA for which the Vendors Companies are liable to account in respect of supplies made by the Company or a Subsidiary;

         (b) any Tax assessed on the Vendor's Companies under Section 767A, Section 767AA (or Section 767B) of ICTA to the extent that such Tax is not of a type which would allow it to be claimed by the Purchaser from the Warrantor under this Deed.

4        CONDUCT OF TAX CLAIM

4.1 If the Purchaser or any Member of the Group receives any notice, demand, assessment or other document whereby it appears that any Member of the Group is or may be required to make or suffer an actual or a deemed payment of Tax or that there may otherwise be a Tax Liability which may result in the Purchaser having a claim against the Warrantor under this Deed, the Purchaser shall give or procure that notice in writing is given to the Warrantor as soon as reasonably practicable but in any event within 30 days where there is no formal assessment or time limits for appeal and, all other cases within 17 days and the Warrantor shall thereupon be entitled (subject as hereinafter provided and after consultation with the Purchaser and the relevant Member of the Group) to resist such Tax Liability in the name of the relevant Member of the Group but at the expense of the Warrantor and to have the conduct of any appeal, dispute, compromise or defence thereof and of any incidental negotiations and the Purchaser will give and/or procure that the relevant Member of the Group gives the Warrantor all reasonable co-operation, access and assistance for the purposes of resisting such Tax Liability provided always that:

         4.1.1 the Purchaser shall not be obliged to take any action nor procure the taking of any action which it considers will be onerous or prejudicial to the Purchaser or the relevant Member of the Group. If the Purchaser fails to take any action or procure the taking of any action due to the reasons set out in this paragraph 4.1.1., the Purchaser shall not be entitled to recover from the Warrantor any sums to which such Claim relates; and

         4.1.2 subject to the prior written agreement by the Purchaser and the relevant Member of the Group (not to be unreasonably withheld), the Warrantor shall not be entitled to resist any such Tax Liability unless:

                  (a) in the case where it is intended to dispute the Tax Liability before a Court, a Tribunal or a Commission of Income Tax they have been advised by Tax Counsel of at least 10 years call specialising in taxation matters, after disclosure of all relevant information and documents, that it is reasonable to resist such Tax Liability in the manner proposed by the Warrantor; and

                  (b) The Purchaser is indemnified and secured to its satisfaction by the Warrantor against all losses (including additional liability to Tax, costs, damages, interest thereon, (a sum to which sub-paragraph 2.3 of this Deed may apply) and expenses including the cost of time expended, such cost of time to be calculated upon a reasonable basis) which may thereby be incurred.

4.2 The Warrantor shall keep the Purchaser and/or the Company fully informed of all relevant matters arising during any dispute and the Warrantor shall forward or procure to be forwarded copies of all correspondence and other communications of whatever nature to the Secretary of the Company and the Purchaser.

4.3 All communications relating to the dispute which are to be transmitted to the Inland Revenue, HM Customs and Excise authorities or other authority or body whatsoever, including any proposal for or agreement to settle or compromise a Tax Liability shall first be submitted to the Purchaser for approval and shall only be transmitted to the authority in question if and when such approval is given (such approval not to be unreasonably withheld or delayed) provided that if the Purchaser fails to give such approval due to the reasons set out in paragraph 4.1.1, the Purchaser shall not be entitled to recover from the Warrantor any sum to which the dispute relates.

4.4 The Warrantor shall not make any settlement compromise or agreement of whatsoever nature nor agree any matter in the conduct of any appeal, defence or dispute which could affect the amount of Tax the Purchaser or any Member of the Group may be required to pay or suffer or the amount of any Tax Liability whatsoever without the prior approval in writing of the Purchaser (such approval not to be unreasonably withheld or delayed) provided that if the Purchaser fails to give such approval due to the reasons set out in paragraph 4.1.1, the Purchaser shall not be entitled to recover from the Warrantor any sum to which the dispute relates.

4.5 If within 14 days of the receipt by them of the aforesaid notice the Warrantor fails to notify the Purchaser of his intention to dispute the Tax Liability which is the subject matter of the said notice or if they fail to comply with the conditions as set out in Clause 4.1.2(a) and 4.1.2(b) above within 21 days of receipt of that said notice then the Purchaser and/or the Group shall be free to pay or settle the Tax Liability on such terms as they may in their absolute discretion think fit and without prejudice to their rights and remedies under this Deed and the Warrantor shall not have conduct of any appeal or negotiation in connection therewith.

4.6 If it is reasonably alleged that the Warrantor (at any time) or any Member of the Group (prior to Completion) has committed acts or omissions constituting fraudulent or negligent conduct sub-paragraphs
         4.1 to 4.3 of this Deed shall not apply.

4.7      If:

         4.7.1    the Warrantor commits an act of bankruptcy; or

         4.7.2 the Warrantor becomes unable to pay his debts as and when they fall due; or

         4.7.3 the Warrantor makes a composition with his creditors or enters into a deed or arrangement,

         then sub-paragraphs 4.1 to 4.3 of this Deed shall cease to have effect forthwith and the Purchaser shall be free to deal with all Claims for Taxation in its absolute discretion.

5        GENERAL

5.1 The provisions of Clauses 2.8 (Warranties), 6 (General), 7 (Notices) and 8 (Proper Law) of the Agreement shall apply, mutatis mutandis, to this Deed in the same way as they apply to the Agreement.

5.2 This Deed shall be binding on the Warrantor and his respective successors and personal representatives.

5.3 This document is intended to be executed as a deed and shall not be treated as delivered until it is dated.

5.4 This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution by a party of one or more counterparts shall constitute execution by that party of this Deed for all purposes.



IN WITNESS whereof the parties or their duly authorised representatives have executed this document as a Deed the day and year first above written

                                   SCHEDULE 5

                          PARTICULARS OF THE PROPERTIES

                         PART A - PROPERTIES - FREEHOLD



-------------------------- ------------------------- ---------------------- -----------------------------------------------
            (1)                       (2)                        (3)                              (4)
           OWNER               SHORT DESCRIPTION        TITLE NO. OR (IF    OCCUPIER (WITH SHORT PARTICULARS OF OCCUPATION
                                                     UNREGISTERED) DATE OF                      TERMS)
                                                        ROOT OF TITLE
-------------------------- ------------------------- ---------------------- -----------------------------------------------
            NONE                 NONE                      NONE                            NONE
-------------------------- ------------------------- ---------------------- -----------------------------------------------

                     PART B - PROPERTIES - LEASEHOLD/LICENCE

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
       (1)                  (2)                       (3)                    (4)                  (5)                 (6)
LESSEE/LICENCEE      SHORT DESCRIPTION       DATE OF AND PARTIES TO        TERM OF           CURRENT ANNUAL      OCCUPIER (WITH
                      (LEASE/LICENCE)    LEASE/LICENCE (AND TITLE NO.      LEASE/            RENT AND REVIEW   SHORT PARTICULARS OF
                                                IF REGISTERED)             LICENCE             DATES (IF        OCCUPATION TERMS)
                                                                                            ANY)/LICENCE FEE
-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Lease Ground Floor  1. The Bedford Charity       Dated                 (pound)18,720
Recruitment Limited  46 Bedford Row                                   21.09.99 for a
                     London WC1          2. Quarry Dougall            term from 21.09.99 to
                                            Recruitment Limited       28.09.2000
                                                                      but with
                                         21 September 1999            mutual break
                                                                      option any
                                                                      time after
                                                                      26.03.00

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Lease Rooms 319/    1. Brentwood Estates         5 years from          (pound)6,267
Recruitment Limited  321/ 322               Limited                   16.09.96
                     Cornwall Buildings
                     Birmingham          2. Quarry Dougall
                                            Recruitment Limited

                                         24 April 1999

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Lease Rooms 315     1. Brentwood Estates         Terminates            (pound)4,067.25
Recruitment Limited  Cornwall Buildings     Limited                   10.10.01
                     Birmingham
                                         2. Quarry Dougall
                                            Recruitment Limited

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
QD Asia Limited      Tenancy Agreement   1. KSK Property Pte Ltd      24 months             S$1,648            Shop for business or
                     92 Amoy Street                                   from 18.01.99         per month          professional purposes
                     Singapore  069911   2. QD Asia Limited

                                         18 December 1998

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------


-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
       (1)                  (2)                       (3)                    (4)                  (5)                 (6)
LESSEE/LICENCEE      SHORT DESCRIPTION       DATE OF AND PARTIES TO        TERM OF           CURRENT ANNUAL      OCCUPIER (WITH
                      (LEASE/LICENCE)    LEASE/LICENCE (AND TITLE NO.      LEASE/            RENT AND REVIEW   SHORT PARTICULARS OF
                                                IF REGISTERED)             LICENCE             DATES (IF        OCCUPATION TERMS)
                                                                                            ANY)/LICENCE FEE
-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Lease Part 4th      1. Booker plc                Terminates            (pound)16,800      Use as offices
Recruitment Limited  Floor                                            on 25.09.02
                     37/41 Bedford Row   2. Quarry Dougall
                     London WC1             Recruitment Limited

                                         1 December 1995

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
QD Group Limited     Licence 1 Whitehall 1. MWB Business Exchange     3 months              (pound)1,500
                     Whitehall Road         Limited                   notice after          per month
                     Leeds  LS1  4YR                                  initial period
                                         2. QD Group Limited          of 12 months

                                         13 March 2000
-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------






-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Part 1st Floor      1. Brixton Estate plc        Ending on             (pound)73,800      Offices within Class
Recruitment Limited  37/41 Bedford Row                                24.12.08              subject to review  B1(1)(a) of Schedule
                     London WC1          2. Quarry Dougall                                  on 25.12.2003      to Town and Country
                                            Recruitment                                                        Planning (Uses
                                                                                                               Classes) Order 187
                                         16 December 1998

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
QD Group Limited     Contract Regus      1. Regus Business Centre     10 months             DM 5,264 per       Offices
                     Business               GmbH                      from 01.03.99         month
                     Centre GmbH
                     Messe Turm          2. QD Group Limited
                     Box 23  60308
                     Frankfurt           15 January 1999

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       14 Orchard Street   1. The Orchard Street        Terminates            (pound)850 per     Offices
Recruitment Limited  Bristol  BS1 5EH       Business Centre Limited   on 31.10.00           month

                                         2. Quarry Dougall
                                            Recruitment Limited

                                         24 August 1999

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
QD Legal             Room 720            1. MWB Business Exchange     12 months             (pound)1,225 pa    Meeting room
                     John Dalton House                                and then
                     121 Deansgate       2. QD Legal                  terminate on
                     Manchester M3 2BX                                3 months
                                         23 December 1999             notice

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------



-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       3 Church Street     1. Market Street Block Inc   3 years               C$22,737           Business offices
Recruitment Limited  Toronto                                          terminating
                                         2. Quarry Dougall            on 30.10.01
                                            Recruitment Limited

                                         16 September 1998

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       3rd Floor           1. Brixton Estate plc        Ending 24.12.08       (pound)84,400      Offices
Recruitment Limited  37-41 Bedford Row
                     London  WC1         2. Quarry Dougall
                                            Recruitment Limited

                                         16 December 1998

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       3rd Floor           1. Norden Technical &        15.09.92 -            (pound)84,400      Offices
Recruitment Limited  37-41 Bedford Row,     Consultancy Services Ltd  25.09.02
                     WC1
                                         2. Quarry Dougall
                                            Recruitment Limited

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Part of World Trust 1. Kai Kwong Investment      Ending                HK$16,704          Offices
Recruitment Limited  Tower, Hong Kong       Company Limited           11.08.98              per month

                                         2. Quarry Dougall
                                            Recruitment Limited

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Basement            1. The Trustees of the       Terminated            (pound)2,750       Offices
Recruitment Limited  46 Bedford Row         Bedford Charity           28.09.98
                     London  WC1                                      (holding over)
                                         2. Quarry Dougall
                                            Recruitment Limited

                                         3. QD Group Limited

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       1st Floor           1. The Trustees of the       Terminated            (pound)4,877       Offices
Recruitment Limited  46 Bedford Row         Bedford Charity           28.09.98
                     London  WC1                                      (holding over)
                                         2. Quarry Dougall
                                            Recruitment Limited

                                         3. QD Group Limited

                                         2 December 1993

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------


-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
Quarry Dougall       Ground and Basement 1. Meghraj Holdings          5 years to            (pound)17,750      Offices
Recruitment Limited  19 Bedford Row         Limited                   17.11.02
                     London  WC1                                      subject to a
                                         2. Quarry Dougall            mutual break
                                            Recruitment Limited       option at end
                                                                      of third year
                                         3 December 1997

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------
QDR Limited          Basement            1. Brentwood Estates         On 3 months           (pound)10,000
                     46 Clapham Common      Limited                   notice
                     Northside
                     London  SW4         2. QDR Limited

-------------------- ------------------- ---------------------------- -----------------     -----------------  --------------------

                                   SCHEDULE 6

                             WARRANTOR'S PROTECTION

1        GENERAL

1.1 Save in the case of fraud or, wilful concealment and/or wilful non-disclosure on the part of the Warrantor, the provisions in this Schedule shall operate to limit the liability of the Warrantor to the Purchaser under the Warranties and, where applicable, the Deed of Indemnity and to establish certain procedures for dealings with claims under this Agreement.

1.2 In this Schedule "Claim" means a claim under the Warranties or, where applicable, under the Deed of Indemnity.

2        AMOUNT OF CLAIM

2.1 The Warrantor shall have no liability to the Purchaser whatsoever in respect of any individual Claim unless and until the liability of the Warrantor thereunder exceeds the sum of (pound)10,000.00.

2.2 The Warrantor shall have no liability whatsoever to the Purchaser for any individual Claim unless and until the liability of the Warrantor thereunder when aggregated with the liability of the Warrantor in respect of other Claims (excluding any amounts in respect of a Claim for which the Warrantor have no liability by virtue of paragraph 2.1. above) exceeds the sum of (pound)500,000 but thereafter the Warrantor shall be liable for the whole amount claimed and not merely the excess over (pound)500,000 provided that paragraphs 2.1 and 2.2 shall not apply in respect of any Claim arising as a result of any liability under clause 2.1.2 of the Deed of Indemnity or in respect of any liability arising pursuant to paragraph 5.2.9 of this Schedule, or in respect of any sums due to the Purchaser in accordance with Clause 2.6 of this Agreement.

2.3 The aggregate liability of the Warrantor to the Purchaser in respect of a breach of the Warranties, Clause 2.6 of this Agreement and the Deed of Indemnity shall not exceed the amount received by the Warrantor, in respect of the sale of his shareholding in the Company, from the Purchaser by way of cash, TMP Shares (as defined in the Offer Document) and Loan Notes (as also defined in the Offer Document). The amount which the Warrantor receives in TMP Shares shall for the purposes of this paragraph 2.3 be the total of:

         2.3.1 in respect of the TMP Shares held by the Warrantor at the date of the Purchaser making a Claim, the value of the TMP Shares as at Completion or the value of such TMP Shares as at the date of the Purchaser making the Claim, whichever is the lower; and

         2.3.2 in respect of the TMP Shares disposed of by the Warrantor to a bona fide third party through NASDAQ (as defined in the Offer Document) prior to the date of the Purchaser making the Claim, the amount for which the Warrantor sold such TMP Shares or the value of such TMP Shares as at Completion, whichever is the lower; and

         2.3.3 in respect of the TMP Shares which are disposed of by the Warrantor not at arm's length or not at full value, the amount for which the Warrantor could have sold such TMP Shares at arm's length or for full value through NASDAQ on the date of such disposal (taking the closing price of TMP Shares on such date) or the value of such TMP Shares as at Completion, whichever is the lower.

2.4 If any payment is made by the Warrantor to the Purchaser under the Warranties or the Deed of Indemnity it shall be treated as a reduction in the Consideration payable to the Warrantor under the Offer.

2.5 The Warrantor shall have no liability to the Purchaser under the Warranties to the extent that the matter or matters giving rise to such claims are fairly disclosed in the Disclosure Letter.

3        TIME LIMITS

3.1 The Warrantor shall have no liability in respect of any claim unless the Purchaser shall have given notice in writing of the Warrantor of such claim specifying (to the extent reasonably practicable in reasonable detail) the matter which gives rise to the Claim, the nature of the Claim and, to the extent reasonably practicable, the amount claimed in respect thereof (detailing, to the extent reasonably practicable, the Purchaser's calculation of the loss thereby alleged to have been suffered by it), such notice to be given as soon as reasonably practicable and in any event not later than 30 April 2002 in respect of a Claim under the Warranties (other than Warranties relating to Tax) and six years after Completion in respect of a Claim under the Deed of Indemnity and Claims for Warranties relating to Tax.

3.2 All and any liability of the Warrantor in respect of any Claim notified to them in accordance with paragraph 3.1 shall (if such Claim has not previously been satisfied, settled or withdrawn) be extinguished on the expiry of nine months from the date of such notification of the Claim unless the Purchaser shall within such nine months period have issued and served on the Warrantor proceedings or any relevant action commencing proceedings in respect of such Claim.

4        ACTIONS OF THE PURCHASER

         The Warrantor shall have no liability to the Purchaser if the Claim arose because the Warrantor or the Company undertook or carried out an event at the written request of the Purchaser which gave rise to the Claim, whether before or after the date of this Agreement.

5        LIMITATIONS

5.1 The Warrantor shall have no liability to the Purchaser in respect of a claim under the Deed of Indemnity or the Warranties:

         5.1.1 to the extent that such Claim would not have arisen but for any failure or omission by the Company or the Purchaser to make any claim, election, surrender or disclaimer, or give any notice or consent or do any other thing, under, or in connection with, the provisions of any enactment or regulation relating to Tax after Completion, the anticipated making, giving or doing of which was clearly taken into account in computing the provision for Tax in the Accounts;

         5.1.2 to the extent that such Claim arose by virtue of any change in the accounting or Tax policy of the Purchaser or of the Company including the method or submission of Tax returns, or of valuing assets introduced after Completion;

         5.1.3 to the extent that such Claim would not have occurred or arisen but for any change in the way that Tax is required to be calculated or any increase in the rate or rates of Tax or changes in the law or changes in published practice of any Tax Authority made or coming into effect after Completion but with retrospective effect, or the withdrawal of any extra-statutory concession currently granted by any Tax Authority.

5.2 The Warrantor shall have no liability to the Purchaser in respect of the Warranties and/or the Deed of Indemnity:

         5.2.1 to the extent that any proper provision, reserve, note or allowance has been made in respect of the matter to which such liability relates in the Accounts; or

         5.2.2 if such liability arises by reason of any event, act, occurrence or omission which occurs after Completion or by reason of any matters which would not have arisen but for the coming into force of any Legislation not enacted at Completion or the withdrawal after Completion of any relief, allowance or concession available at Completion (whether or not such withdrawal purports to be effective retrospectively in whole or in part) or by reason of any change occurring after Completion in the published practice or published concession of the Inland Revenue or HM Customs and Excise;

         5.2.3 if such liability would not have arisen but for a voluntary act, transaction or omission of the Purchaser and/or the Company after Completion otherwise than in the ordinary course of business of the relevant company and where the Purchaser knew or ought reasonably to have known that such act, omission or transaction was likely to give rise to a claim under the Warranties or the Deed of Indemnity;

         5.2.4 which would not have arisen but for the cessation of trade, or a change in the nature or conduct of the trade by the Company after Completion;

         5.2.5 to the extent that a liability arises or is increased in consequence of any failure by the Purchaser to comply with, or failure to procure the compliance of the Company with in any material respect any of their respective obligations under the Deed of Indemnity; or

         5.2.6 to the extent that such liability results from or is increased or extended by a change of the accounting reference date of the Company on Completion or any subsequent change thereafter or by any change in the accounting policies of the Company after Completion; or

         5.2.7 to the extent that such liability has been recovered in full by the Purchaser from third parties; or

         5.2.8 to the extent that such liability arises as a result of transactions in the ordinary course of business of the Company since the Accounts Date and which is not interest, a penalty, surcharge or fine in connection with Taxation; or

         5.2.9 to the extent that such liability arises in respect of employer's national insurance due in respect of the variation or waiver of rights over Capricorn Shares in connection with the acceptance of Offers provided that this exclusion shall not apply to such employer's national insurance to the extent that the net cost of such liability after deduction against corporation tax (whenever such deduction is utilised) is in excess of (pound)650,000 whereupon the Warrantor shall be liable for the amount of any excess and the provisions of paragraph 2.2 of this Schedule 6 shall not apply to this excess.

6        CHANGES IN THE LAW

         The Warrantor shall have no liability to the Purchaser whatsoever in respect of any Claim to the extent that the Claim would not have arisen but for the passing of, or any change in, after the date of this Agreement, any law, rule, regulation, interpretation of the law or administrative practice of any government, governmental department, agency or regulatory body.

7        RELIEFS/SET-OFFS AGAINST THE CLAIM

7.1 The Warrantor shall have no liability to the Purchaser for any Claim to the extent of any corresponding savings by or net benefit to the Purchaser or the Company arising from the event giving rise to the Claim and, in particular but without prejudice to the generality of the foregoing, there shall be taken into account the amount by which any Tax for which the Purchaser or the Company would otherwise have become accountable or liable to be assessed is reduced or extinguished as a result of the event giving rise to the Claim.

7.2 If the Purchaser is entitled to make a claim against the Warrantor under the Warranties and a claim may also be made under the Deed of Indemnity, the Purchaser shall be entitled to make a claim only under the Deed of Indemnity and not under the Warranties and the Purchaser shall not make any claim under the Warranties in respect of the claim to the extent that it is satisfied by the claim under the Deed of Indemnity.

7.3 The Purchaser shall or shall procure that the Company shall promptly reimburse to the Warrantor such sum up to a maximum amount equal to any sum paid by the Warrantor in respect of any breach of the Warranties and/or under the Deed of Indemnity which is subsequently recovered by the Purchaser or the Company as the case may be from any third party less any costs or Tax incurred by the Purchaser and/or the Company in recovering such monies in relation to the subject matter of the said breach from any third party.

7.4 If in respect of any liability of the Warrantor under the Warranties and/or the Deed of Indemnity the Purchaser and/or the Company are entitled to recover any sum from some person other than the Warrantor or claim reimbursement of any sum in respect of Tax from some person other than the Warrantor, the Purchaser and/or the Company shall take such steps (at the Warrantor's cost) as the Warrantor may reasonably require to enforce such recovery or reimbursement provided that the Warrantor shall have paid in full all sums due to the Purchaser and/or the Company.

7.5 It is agreed between the Warrantor and the Purchaser that as regards all accounting periods ended on or before or including Completion the Purchaser shall have sole conduct of the tax affairs of the Company and the Purchaser shall procure that the

         Company makes such claims or elections and executes such documents as the Warrantor reasonably direct provided that the Purchaser shall not be obliged to execute any document which it reasonably considers to be onerous or prejudicial to the Company or the Purchaser. The Purchaser shall consult with the Warrantor in relation to all actions taken by them pursuant to the provisions of this paragraph in respect of the accounting periods up to Completion.

7.6 Without prejudice to the generality of paragraph 7.5 above, the Purchaser shall have the sole conduct of the preparation, submission to the Inland Revenue, negotiation, correspondence and agreement of the tax computations and the profits and losses for tax purposes of the Company for the accounting periods ended on or before or including Completion and in respect of which final agreement of the liabilities to Tax has not been reached with the Inland Revenue and that the Purchaser shall consult with the Warrantor in regard to the submissions to the Inland Revenue. The Warrantor (and their advisers) shall be provided with such information and assistance and access to such documents and records of or relating to the Company as they may reasonably require in respect of such submissions to the Inland Revenue.

7.7 The Purchaser shall at all times allow the Warrantor to make reasonable representations in respect of all tax affairs of the Company for the accounting periods ending on or prior to or including Completion and for this purpose the Warrantor shall be provided with copies of any proposed letters and/or submissions to the Inland Revenue before dispatch and shall be afforded a reasonable opportunity (not in any event to exceed twenty eight days) for commenting on all such letters and submissions and the Purchaser shall keep the Warrantor fully informed of the progress of all such tax affairs and provide copies to the Warrantor of any other relevant documents.

8        SATISFACTION OF CLAIM BY OTHER PERSONS/MEANS

         Nothing in this Schedule shall in any way restrict or limit the general obligation at law of the Purchaser or the Company to mitigate any loss or damage which it may suffer in consequence of any event giving rise to any Claim.

9        CONDUCT OF CLAIMS

9.1 If the Purchaser becomes aware of any matter which might give rise to a Claim under the Warranties, the following provisions shall apply:

         9.1.1 the Purchaser shall as soon as practicable give notice with, to the extent reasonably practicable, reasonable details of the subject matter thereof to the Warrantor of the relevant matter and shall consult with the Warrantor in respect of the relevant matter;

         9.1.2 the Purchaser shall provide to the Warrantor and to the Warrantor's professional advisers reasonable access and on reasonable notice to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating the relevant matter and to enable the Warrantor to take such action as is referred to in paragraph 9.1.3 below;

         9.1.3 the Warrantor (at his own expense) shall be entitled to take copies of any documents or records and photograph any premises or assets as referred to in paragraph 9.1.2 above;

         9.1.4 the Purchaser or the Company shall have the conduct of the matter which is the subject of the Claim and shall act reasonably in such conduct;

         9.1.5 the Warrantor shall be kept reasonably informed by the Purchaser of all matters pertaining to a Claim and shall be entitled to see copies of all related correspondence and notes or other written records of telephone conversations or meetings;

         9.1.6 all written communications pertaining to a Claim which are required to be transmitted by the Purchaser to any statutory or governmental authority or body whatsoever shall be copied to the Warrantor.

9.2 The Warrantor and the Purchaser shall, and shall procure that all of their agents, if any shall, keep confidential all information which they receive about the Company, the Warrantor, and/or the Purchaser or their affairs or business as a result of this paragraph 9.

10       RECOVERY FROM OTHER PERSONS

10.1 If at any time the Purchaser becomes entitled to recover from any insurance company with whom the Purchaser and/or the Company has a policy any sum in respect of any Claim then, before recovering from the Warrantor, the Purchaser shall;

         10.1.1 undertake all reasonable steps necessary to enforce such recovery; and

         10.1.2 as soon as soon as reasonably practicable supply all information which relates to such recovery to the Warrantor including reasonable details of any steps taken to enforce such recovery and copies of all relevant correspondence and documents relating to the same.

10.2 If at any time the Purchaser becomes entitled to recover (after having recovered in full from the Warrantor) from some person (other than the Warrantor and other than any insurance company referred to in paragraph
         10.1 above) any sum in respect of any Claim than the Purchaser shall;

         10.2.1 undertake all reasonable steps necessary to enforce such recovery;

         10.2.2 as soon as reasonably practicable supply all information which relates to such recovery to the Warrantor including reasonable details of any steps taken to enforce such recovery and copies of all relevant correspondence and documents relating to the same; and

         10.2.3 account to the Warrantor in respect of any amount so recovered (after deduction of all costs and expenses of the recovery) up to the amount of the Claim.

10.3 If the Purchaser does not recover any sum in respect of any Claim, the Warrantor shall be entitled to enforce recovery of that sum in the name of the Company but at the expense of the Warrantor and to have the conduct of any proceedings, appeal, dispute, compromise or defence thereof and of any incidental negotiations and the Purchaser will give and/or procure that the Company will give the Warrantor all reasonable co-operation, access and assistance for the purposes of enforcing such recovery provided always that:

         10.3.1 neither the Purchaser nor the Company shall be obliged to take any action nor procure the taking of any action which it considers will be onerous or prejudicial to the Purchaser or the Company;

         10.3.2 the Purchaser is indemnified and secured to its satisfaction by the Warrantor against all losses (including the costs, damages and interest thereon and expenses including the cost of time expended, such cost of time to be calculated upon a reasonable basis) which may thereby be incurred; and

         10.3.3 if the Purchaser or the Company fails to take any action due to the reasons set out in paragraph 10.3.1 above, the Purchaser shall be required to repay to the Warrantor any sums paid to it by the Warrantor in respect of the Claim.

11       GENERAL

11.1 The Purchaser shall not be entitled to recover more than once from the Warrantor in respect of one event giving rise to a Claim.

11.2 The Purchaser undertakes to retain or to procure the retention by the Company of all such books, records, accounts, correspondence and other papers of the Company as are likely to be material in the context of the liability of the Warrantor under the Warranties or the Deed of Indemnity during the subsistence of the liability of the Warrantor under the Warranties or (as the case may be) the Deed of Indemnity.

12       PAYE/NATIONAL INSURANCE

         Notwithstanding the provisions of this Agreement and this Schedule 6 of the following provisions shall apply as regards accounting for and the conduct of the tax affairs in relation to PAYE and employers and employees' National Insurance in respect of the Offers

12.1 The Warrantor (or such person as the Warrantor shall direct) shall have sole responsibility and conduct of:

         12.1.1 the collection of PAYE and National Insurance from employees and ex-employees accepting the Offers resulting from the waiver or variation of restrictions over their Shares and their acceptance of the Offers ("Offer Tax");

         12.1.2   accounting to the Inland Revenue for such Offer Tax;

         12.1.3 accounting for the employer's National Insurance arising in connection with the acceptance of Offers and incidental variations and restrictions of rights attaching to the Shares and Options over Shares in the Company the subject of the Offers;

         12.1.4 dealing with any follow up queries and correspondence in respect of such Offer Tax and employer's National Insurance.

12.2 Any amount paid by the Company in respect of the employer's National Insurance liabilities resulting from the waiver or variation of restrictions over the Shares and Options over Shares the subject of the Offers which is subsequently recovered from the Inland Revenue shall be paid to the Shareholders of the Company in the same proportion that the number of Shares comprised in their respective shareholdings bears to all Shares of all classes the subject of the Offers within 30 days of TMP being reasonably satisfied that the recovery relates to the employer's National Insurance liabilities.

12.3 The Warrantor shall keep the Purchaser fully informed of all matters pertaining to the matters set out in this paragraph 12 and shall provide expeditiously to the Purchaser copies of all related correspondence, notes and other written records of telephone conversations and/or meetings.

13       LOSS ON SALE OF EXCLUDED SUBSIDIARIES

13.1 Notwithstanding anything in this Agreement including the Deed of Indemnity to the extent that Relief is generated solely as a result of the Reorganisation and Reconstruction of Share Capital and/or the sale or disposal of the Excluded Subsidiaries and such Relief is subsequently disallowed or lost no Claim shall arise.

                                   SCHEDULE 7

                          INTELLECTUAL PROPERTY RIGHTS


1. Trademark No 1546154

   Country                United Kingdom

   Proprietor             Quarry Dougall Recruitment Limited

   Mark                   QD & Quarry Dougall (composite mark)

   Class                  35



2. Trademark No 1546148

   Country                United Kingdom

   Proprietor             Quarry Dougall Recruitment Limited

   Mark                   Quarry Dougall

   Class                  35

SIGNED AND DELIVERED
AS A DEED by the said
GARETH DAVID QUARRY
in the presence of:


Witness name:

Address:

Occupation:


SIGNED AND DELIVERED
AS A DEED by      PHILIP ALBRIGHT
for and on behalf
of TMP WORLDWIDE INC
in the presence of: